UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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PEABODY ENERGY CORPORATION
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NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 4, 2023
PROXY STATEMENT
2023

Our mission is to create superior value for shareholders as the leading global supplier of coal, which enables economic prosperity and a better quality of life.

Our Values
•Safety: We commit to safety and health as a way of life.
•Customer Focus: We provide customers with quality products and excellent service.
•Leadership: We have the courage to lead, and do so through inspiration, innovation, collaboration, and execution.
•People: We offer an inclusive work environment and engage, recognize, and develop employees.
•Excellence: We are accountable for our own success. We operate cost-competitive mines by applying continuous improvement and technology-driven solutions.
•Integrity: We act in an honest and ethical manner.
•Sustainability: We take responsibility for the environment, benefit our communities, and restore the land for generations that follow.

Peabody Plaza
701 Market Street
St. Louis, Missouri 63101
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2023
Peabody Energy Corporation (“Peabody” or the “Company”) will hold its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) at Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 and virtually via the internet at www.virtualshareholdermeeting.com/BTU2023 on Thursday, May 4, 2023, at 9:00 a.m. Central Time to:
1.Elect nine directors for a one-year term;
2.Approve, on an advisory basis, our named executive officers’ compensation;
3.Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023; and
4.Transact any other business as may properly come before the 2023 Annual Meeting and any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on March 9, 2023, as the record date for determining stockholders of Peabody entitled to receive notice of and vote at the 2023 Annual Meeting and any adjournment or postponement thereof.
We strongly encourage you to vote your shares by proxy prior to the 2023 Annual Meeting and, if you plan to attend the 2023 Annual Meeting, to consider doing so virtually via the internet. Whether you attend the meeting in person or virtually, you will be able to vote your shares and participate in the meeting.
WHETHER OR NOT YOU EXPECT TO ATTEND THE 2023 ANNUAL MEETING IN PERSON OR VIRTUALLY VIA THE INTERNET, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE, AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Scott T. Jarboe
Chief Administrative Officer and Corporate Secretary

March 23, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2023.
The Notice of Annual Meeting, Proxy Statement, and Annual Report for the fiscal year ended
December 31, 2022, are available at www.proxyvote.com.

IMPORTANT NOTICE REGARDING IN-PERSON ADMISSION TO THE 2023 ANNUAL MEETING
We ask that stockholders or their legal proxy holders who wish to attend the 2023 Annual Meeting in person preregister with Peabody’s Investor Relations Department no later than 5:00 p.m. Central Time on Friday, April 28, 2023. Only those persons who are verified stockholders as of the Record Date or hold a proxy authorized by an authorized shareholder as of the Record Date will be permitted admittance to the meeting. For complete instructions for preregistering, see page 75 of this Proxy Statement.

Dear Fellow Stockholder:
It is my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders on Thursday, May 4, 2023. We will again be hosting a hybrid annual meeting this year in St. Louis, Missouri, and online.
As I reflect back on 2022, it was a record year for Peabody in many ways. Your company earned a record $1,297 million in net income attributable to common stockholders and Adjusted EBITDA of $1,845 million while generating Free Cash Flow of $1,145 million. The Russian invasion of Ukraine has made access to secure and reliable energy critical across the globe. This has created strong demand for our products in an increasingly constrained supply environment. As a result of the sound financial performance, we were able to retire all senior secured debt, setting your company on a firm foundation for the future.
At Peabody, safety is a way of life, our first value, and a leading measure of excellence. In 2022, we achieved our lowest ever annual global injury rate and had zero reportable incidents at three of our mines. We approach safety as a process and a passion, supporting our goal of an incident-free workplace through a culture of innovation, accountability, and continuous improvement at all levels of the organization.
As your Board, we recognize that continued long-term success involves much more than just financial results. We are taking steps to ensure that our approach to environmental, social, and governance (“ESG”) practices delivers further value across our business and to our stockholders. This year we had very effective mine reclamation efforts and were able to reclaim 1.5 acres for every acre disturbed in the U.S. and 1.25 acres including the Australia operations. Our commitment to sustainability shapes Peabody’s strategy for the future and I would encourage you to learn more about these commitments and progress in this year’s ESG report.
There is no question that our people are our greatest assets. In 2022, Peabody launched a new operations leadership development program to equip our supervisors to be great managers. Over 90 supervisors and front-line leaders in our mines have completed the training, with 200-300 expected to participate in 2023. This year, we will push this leadership training further into the organization as a means to better develop and retain our exceptionally talented employees.
As a leading, modern, global coal company, Peabody understands that leadership and stewardship go hand in hand. Global conflict, weather events, and the ongoing impact of the pandemic have brought access to affordable, reliable, and secure energy and steel into sharp focus across the globe. We believe coal will remain an essential component of the diverse energy mix needed to power the world.
Peabody’s employees and the Board of Directors recognize the important role we play in delivering products that support economic prosperity and improved quality of life. We remain committed to generating value for our stockholders and continuing to drive the future success of our business.
Thank you for your time and ongoing support of Peabody.

Bob Malone
Chair of the Board
*Adjusted EBITDA and Free Cash Flow are not recognized terms under GAAP. These measures are defined and reconciled to the nearest GAAP measure in Appendix B to this proxy statement.

PROXY SUMMARY
This summary highlights certain information contained in the Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding Peabody’s 2022 performance, please review Peabody’s Annual Report on Form 10-K for the year ended December 31, 2022. This Proxy Statement and related materials were first made available on the internet or mailed to stockholders on or about March 23, 2023.

2023 Annual Meeting Overview

Date and Time	May 4, 2023, at 9:00 a.m. Central Time

Place	Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 and online at www.virtualshareholdermeeting.com/BTU2023
Virtual Meeting	To allow as many stockholders as possible to participate, our meeting will be also available virtually on the Internet at www.virtualshareholdermeeting.com/BTU2023.

Record Date	March 9, 2023

Voting
Stockholders of record as of the close of business on the record date are entitled to vote. Each share of Common Stock of Peabody (“Common Stock”) is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Stock Outstanding on Record Date	144,712,482 shares of Common Stock
ROADMAP OF VOTING MATTERS
Stockholders are being asked to vote on the following matters at the 2023 Annual Meeting:

Proposal	Board Recommendation	More Information
1.Election of directors.	FOR each Nominee	Page 9
2.Advisory approval of Peabody’s named executive officers’ compensation.	FOR	Page 60
3.Ratification of the appointment of Ernst & Young LLP as Peabody’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR	Page 64

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GOVERNANCE HIGHLIGHTS
We are committed to good corporate governance, which we believe promotes the long-term interests of stockholders. The Corporate Governance section beginning on page 24 describes our governance framework, which includes the following highlights:

Governance Highlights

Board Practices	Stockholder Matters
✓ Non-Executive Chair	✓ Active and Ongoing Stockholder Outreach
✓ 8 of 9 Current Directors Are Independent	✓ Annual “Say-on-Pay” Advisory Vote
✓ Independent Board Committees	✓ Proxy Access Rights
✓ Regular Executive Sessions of Independent Directors	✓ Stockholder Right to Call Special Meeting
✓ Annual Election of All Directors	Other Best Practices
✓ Annual Board and Committee Evaluations	✓ Robust Stock Ownership Requirements
✓ Structured Process for Board’s Risk Oversight	✓ Prohibition on Hedging and Pledging Stock
✓ Majority Voting in Director Elections	✓ Executive Compensation Clawback Policy
✓ Limits on Outside Board Service	✓ Formal CEO Succession Planning Process
✓ Diverse Backgrounds and Expertise of Directors
APPROACH TO ENVIRONMENTAL, SOCIAL, AND GOVERNANCE COMPONENTS
We recognize that the long-term success of our Company depends on our ability to generate revenue today while preparing for the energy economy of the future. We take a holistic approach to Environmental, Social, and Governance (ESG) matters, focusing on supporting our customers and other stakeholders' ESG goals to generate value for our stockholders.
ESG is integrated into all areas of our business strategy, from the boardroom to the coal face. Our Board has ultimate oversight for our ESG program, with our Nominating and Corporate Governance committee taking the organizing lead for the Board. The executive leadership team and senior management execute the strategy and supporting programs, and our global workforce turn these programs into on the ground practices that yield meaningful changes.
Environmental: Our environmental approach is to focus on responsible coal mining with leading stewardship practices while creating value for our stakeholders. Before any mining activity begins, we complete comprehensive baseline studies. We consider local ecosystems, geology, surface water, groundwater, land uses, and other relevant resources to support detailed assessments. These inform our mine plans and mitigation measures to reduce potential impacts from our operations. At the center of our strategy is a focus on sustainable mining and industry-leading practices to make the most efficient use of natural resources. This includes a focus on progressive land reclamation to lessen surface disturbance, initiatives to reduce greenhouse gas intensity, water conservation and stewardship, and advancing recycling and waste management programs.
Society has a growing need for energy and a desire to reduce emissions, and we believe both goals can be achieved by embracing technology. As outlined in our Statement on Climate Change, Peabody recognizes that the effects of climate change must be addressed and that a concerted global effort is required to reduce greenhouse gas (GHG) emissions, including those resulting from the use of energy resources such as coal.
We are embracing the world’s transition to net-zero emissions as an opportunity. We intend to create further value for our stockholders by reducing emissions at our operations and developing opportunities to support our customers’ ESG commitments, including investment in advancing technology and the development of renewables. Importantly, we believe the transition to a net-zero emissions economy must balance the need for a timely transition with the necessity for affordable, reliable energy and steel.

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In collaboration with our stakeholders, Peabody has a responsibility to reduce our GHG emissions to fulfill our company ambition of achieving net-zero emissions by 2050. We commit to establish and report out on specific, measurable short-term targets that will move us along the path to this ambition, while supporting the technology and innovation necessary for long-term success. Our first incremental target is to reduce our Scope 1 and Scope 2 GHG emissions by 15 percent by 2026 from our 2018 baseline.
We believe that applying emission reduction technology to existing resources and infrastructure must play a key role in achieving a net-zero future. Innovation and technology must be used to reduce emissions, including carbon capture and future carbon offset frameworks.
Social: Our social approach begins with the belief that people are at the core of Peabody's ability to deliver business results and serve our communities. At Peabody, we begin by creating a strong, united workforce in which safety is our first value and leading measure of excellence. We approach safety as a process and a passion, supporting our goal of an incident-free workplace through a culture of innovation, accountability and continuous improvement at all levels of the organization.
We seek a workforce that is comprised of diverse backgrounds, thoughts, and experiences as a means to drive innovation and excellence within our business. Our policies and practices support diversity of thought, perspective, sexual orientation, gender, gender identity and expression, race, ethnicity, culture, and professional experience, among others. The company’s inclusion programs are formalized in policy and practice and are embedded in our Equal Employment Opportunity policy and our Code of Business Conduct and Ethics.
Peabody strives to attract and retain the best people, and to provide development opportunities to help employees reach their full potential and to advance their careers. We believe in fostering an inclusive work environment built on mutual trust, respect, and engagement. We invest in our employees through health and wellness programs, competitive total rewards packages, and development opportunities.
Through our Employee Value Proposition, we actively seek our employees' feedback — including through surveys and focus groups — and commit to using this information to improve workplace engagement and satisfaction. We endeavor to engage with our organized workforce and foster strong relationships with those organizations built on trust and communication.
Peabody forges strong and respectful relationships with indigenous peoples wherever we operate based upon comprehensive engagement and communication frameworks established throughout the mining process. In addition, we offer philanthropic support to organizations that our people and communities support.
Governance: From our offices in St. Louis, Brisbane and Beijing, to our mines across the U.S. and Australia, Peabody is committed to safety, sustainability, and integrity. The governing principles that guide our board enable the operational excellence, focused engagement, and financial strength to meet these values.
Integrity is embedded in our corporate culture and facilitates ethical decision-making, allows us to build trust among stakeholders, and supports stability within the business. These values are communicated in our Code of Business Conduct and Ethics and related anti-corruption policies, as well as to our suppliers through our Vendor Code of Conduct.
These policies and procedures require compliance with local, state, federal, tribal, and international laws and regulations, including securities requirements, and promote the best interests of the enterprise and enhance our reputation as a world-class, responsible mining company. Our governance practices include, but are not limited to, an independent non-executive Board chair; a majority independent Board; independent Board committees; regular executive sessions of independent directors; annual election of all directors; annual Board and committee evaluations; a structured process for Board risk oversight; majority voting in director elections; diverse backgrounds and expertise of directors; annual “Say-on-Pay” advisory voting; proxy access rights; and robust stock ownership requirements.
We believe our executive compensation program is consistent with best practices, aligns management with stockholders, and incorporates our ESG approach. As a fundamental component of our strategy, we focus on identifying, managing, and mitigating risk. Our Board of Directors oversees an enterprise-wide assessment of risks to appropriately manage and achieve organizational objectives and drive long-term stockholder value.

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Additional information regarding our ESG approach and progress can be found within our annual ESG report available at https://www.peabodyenergy.com/Peabody/media/MediaLibrary/Sustainability/Peabody_ESG_2023-Report_FINAL.pdf. Our annual ESG Report is reviewed by Peabody’s Board of Directors and Executive Leadership Team. Our website and our ESG Report are not incorporated by reference and should not be considered part of this proxy statement.
Diversity & Inclusion
Peabody is an equal opportunity employer and, in addition, one of our core values is to offer an inclusive workplace. Our policies and practices support diversity of thought, perspective, sexual orientation, gender, gender identity and expression, race, ethnicity, culture, and professional experience, among others.
Peabody actively supports inclusion and diversity initiatives, including implementing inclusive leader and unconscious bias education to enable the workforce to begin recognizing, acknowledging, and minimizing potential blind spots in interactions with others, while managing more effectively in today’s workplace. Our employees have the right to report issues in a safe and anonymous manner when necessary through our third-party-managed "Tell Peabody" reporting platform, and Peabody has an established process for employees to raise concerns with legal protection. Furthermore, we are committed to continuing our journey toward greater awareness and actions in support of workforce diversity.
United Nations Global Compact
In early 2019, Peabody became a signatory to the United Nations Global Compact, the world’s largest global corporate sustainability initiative. The UN Global Compact provides a universal framework for sustainability in the areas of human rights, labor, environment, and anti-corruption. We endeavor to incorporate the UN Global Compact and its principles in our strategy, culture, and operations and will work to support collaborative projects, which advance the broader development goals of the United Nations and are in line with our mission and values. We reaffirmed our support of the Ten Principles of the UN Global Compact in the areas of human rights, labor, environment, and anti-corruption. We describe our actions to integrate the UN Global Compact and its principles into our business strategy, culture, and operations in our annual Communications on Progress, provided directly via survey beginning in 2023.

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DIRECTOR NOMINEES

Snapshot of 2023 Director Nominees

Bob Malone
Chair of the Board
Director since 2009
Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc., and Chairman, President and Chief Executive Officer of the First National Bank of Sonora, Texas
Other Public Company Boards: 2
	Samantha B. Algaze Director since 2020 Portfolio Manager at Elliott Management Corporation Other Public Company Boards: 0	Andrea E. Bertone Director since 2019 Former President of Duke Energy International, LLC (Retired) Other Public Company Boards: 3

William H. Champion Director since 2020 Former Principal of Gladiator Mining Group (Retired) and Former Managing Director, Rio Tinto Coal Australia (Retired) Other Public Company Boards: 1	Nicholas J. Chirekos Director since 2017 Former Managing Director, North America Head of Mining, J.P. Morgan Securities Inc. (Retired) Other Public Company Boards: 2	Stephen E. Gorman Director since 2017 Former Chief Executive Officer of Air Methods Corporation (Retired) Other Public Company Boards: 1

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James C. Grech Director since 2021 President and Chief Executive Officer of Peabody Other Public Company Boards: 0	Joe W. Laymon Director since 2017 Former Vice President, Human Resources and Corporate Services for Chevron Corporation (Retired) Other Public Company Boards: 1
David J. Miller
Director since 2020
Equity Partner, Senior Portfolio Manager and member of the Management and Global Situational Investment Committees at Elliott Investment Management L.P.
Other Public Company Boards: 1

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EXECUTIVE COMPENSATION HIGHLIGHTS
Peabody’s 2022 executive compensation program included several features that demonstrate our pay-for-performance approach to executive compensation. This approach aligns with Peabody’s business strategy and is designed to motivate and reward our leaders for long-term performance and enhanced company value. In addition, we continued to engage with and listen to our stockholders. We believe that our 2022 executive compensation program is aligned with stockholder interests given the emphasis on Adjusted EBITDA and Free Cash Flow.
The 2022 executive compensation program for our named executive officers (“Named Executive Officers” or “NEOs”) is summarized in the following table:

Key 2022 Executive Compensation Elements						
Pay Element		Performance Metric(s) [(1)(2)]		Weight	Rationale	Details
Base Salary		Fixed cash compensation		-	Attracts and retains high-performing executives by providing market-competitive base pay	Pg. 34
Short-Term Incentive Program ("STIP")		Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") - STIP		80%	Most common metric utilized by investors to evaluate performance; measures impact of cost saving programs and operational earnings across the global platform	Pg. 35
		Safety	Global Total Recordable Incident Frequency Rate ("TRIFR")	10%	Peabody's first value and leading measure of operational excellence and an industry imperative	
			Safety & Sustainability Management System (MS)	10%	Incentivizes commitment to the "Safety, A Way of Life" culture embraced at Peabody	
Long-Term Incentive Program ("LTIP")	Performance Cash Units (50%)	Free Cash Flow ("FCF") - LTIP		80%	Incorporates earnings, capital expenditures, interest, taxes and working capital, which drives performance to maximize returns and deliver value to shareholders	Pg. 37
		2-Year Average Environmental Reclamation		20%	Encourages a commitment to reclamation and reduction of mining footprint by incentivizing highly responsible environmental stewardship	
	Restricted Cash Units (25%)	Time-based cash award		-	Reduces risk in program caused by significant stock price volatility and adds a retention element	Pg. 38
	Restricted Stock Units (25%)	Time-based equity award		-	Long-term incentive equity compensation earned over time. Restricted stock units (RSUs) generally vest ratably over a two-year vesting period	

PERFORMANCE BASED

__________________________
1The performance metrics applicable to NEO awards are explained below under “Compensation Discussion and Analysis.”
2Adjusted EBITDA - STIP and Free Cash Flow - LTIP are not recognized terms under GAAP. These measures are defined and reconciled to the nearest GAAP measure in Appendix B to this proxy statement.
BOARD RESPONSIVENESS TO STOCKHOLDERS
Stockholder Outreach
Peabody engaged in open and constructive dialogue with its stockholders throughout 2022 and into 2023. During this time, Peabody reached out to 41 institutional stockholders, representing about 66% of total shares outstanding as of December 31, 2022, to solicit feedback on Peabody’s strategy, compensation programs, and other ESG matters.
Matters Discussed
In addition to Say-on-Pay matters, members of the Peabody team discussed Peabody’s strategy and value proposition; fundamental drivers of the long-term success of the business; Peabody’s holistic approach to ESG matters, including sustainability; and Board composition and operations, among other items.

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Program Structure
Based on the discussions described above, stockholders did not identify any concerns regarding Peabody’s compensation programs. Given this, we believe that the 2022 compensation program remains properly aligned with stockholder feedback.
SUMMARY OF CERTAIN EXECUTIVE COMPENSATION PRACTICES
The table below highlights our current executive compensation practices, including practices we have implemented because we believe they drive performance, and the practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

Executive Compensation Practices
What We Do		What We Don’t Do

✓	We Do have a pay-for-performance philosophy, which ties compensation to the creation of stockholder value	✗	We Don’t allow discounting, reloading, or repricing of stock options without stockholder approval

✓	We Do use multiple performance metrics for STIP and LTIP awards	✗	We Don’t have “single trigger” vesting of outstanding equity-based awards based on a change in control

✓	We Do use competitive market information to inform compensation decisions	✗	We Don’t maintain compensation programs that encourage unreasonable risk-taking

✓	We Do grant a majority of the CEO’s compensation in the form of performance-based awards	✗	We Don’t have employment agreements with our U.S.-based NEOs

✓	We Do use an independent compensation consultant	✗	We Don’t have excessive perquisites

✓	We Do have reasonable severance and change in control protections that require involuntary termination	✗	We Don’t have transferability on equity awards

✓	We Do have a clawback policy covering both cash and equity	✗	We Don't utilize spring-loaded awards

✓	We Do have policies prohibiting hedging/pledging of Peabody’s stock

✓	We Do have robust stock ownership guidelines for our NEOs

✓	We Do use objective, measurable sustainability and safety (ESG) metrics
QUESTIONS AND ANSWERS
Please see the Questions and Answers section in Appendix A beginning on page 72 for important information about the Proxy Statement, the 2023 Annual Meeting, the proposals, and voting. Additional questions may be directed to the Corporate Secretary at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 or by calling (314) 342-3400.

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PROPOSAL 1 – ELECTION OF DIRECTORS
The Board has nominated Samantha B. Algaze, Andrea E. Bertone, William H. Champion, Nicholas J. Chirekos, Stephen E. Gorman, James C. Grech, Joe W. Laymon, Bob Malone, and David J. Miller for election as directors, each to serve for a term of one year or until his or her successor is duly elected and qualified. None of the Board's director nominations is required under any contractual arrangement. Each nominee is currently serving as a director and has consented to serve for the new term, and each nominee was previously elected to serve for a one-year term at our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). Should any of the nominees become unavailable for election, your proxy authorizes each of Stephen E. Gorman and Scott T. Jarboe to vote for such other person, if any, as the Board may recommend.
Overview of Director Election Process

Pursuant to the Amended and Restated Bylaws (“bylaws”), the Board shall consist of at least three members and no more than 15, and may be fixed from time to time by a resolution adopted by the Board or by the stockholders. The Board currently consists of nine members. Directors need not be stockholders at the time of nomination but are subject to certain share ownership requirements as described below.
Each director to be elected by stockholders shall be elected by the vote of a majority of the stockholders, except that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of votes. There is no cumulative voting in the election of directors. Directors may be removed, with or without cause, by a majority vote of our voting stock.
All directors will be in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Each of our current directors is subject to reelection at our 2023 Annual Meeting.
The Board recommends that you vote “FOR” the director nominees named below.

Director Nominees
Samantha B. Algaze Director since 2020 Age 35
Samantha B. Algaze is a Portfolio Manager at Elliott Management Corporation (together with its affiliates, “Elliott”), a Florida-based investment advisor with over $55 billion in assets under management as of December 31, 2022. Ms. Algaze joined Elliott in 2013 and works on investments spanning multiple industries in her role there. Previously, Ms. Algaze worked at H.I.G. Capital, a private equity and alternative asset investment firm, in the Private Equity division. Prior to that, she was an analyst in Deutsche Bank’s Real Estate, Gaming, Lodging & Leisure Investment Banking Group. Ms. Algaze’s work for investment and banking firms informs her work on the Company’s Board of Directors and provides the Board unique insight into how investors think about the options available to the Company.
Ms. Algaze previously served as chairman of the board of Claire’s Holdings LLC from October 2018 to February 2022 and continues to serve as a member of the board. She has served on the board of AG US Holdco LLC, a vehicle importer, distributor, and retailer with operations primarily in Chile and Peru, since June 2021. Through her experiences on other boards, Ms. Algaze offers the Peabody Board of Directors diverse insights on governance, financial and international issues facing the Company.
Ms. Algaze earned her B.S. in Economics from the University of Pennsylvania’s Wharton School of Business.

Committees: ■Nominating & Corporate Governance

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Andrea E. Bertone Director since 2019 Age 61
Andrea E. Bertone served from 2009 until her retirement in 2016 as President of Duke Energy International, LLC (“Duke Energy”), a subsidiary of Duke Energy Corporation that until December 2016 owned, operated and managed power generation facilities in Central and South America. Ms. Bertone also served as a director of Duke Energy International Geração Paranapanema S.A. from 2008 until 2016. She brings her extensive energy sector leadership experience to bear in her role on our Board, particularly as it relates to strategic planning in the energy space, risk management and health, safety and environmental issues – including ESG – facing the Company. Prior to her role as President of Duke Energy, she served as Associate General Counsel of Duke Energy from 2003 to 2009 and as Assistant General Counsel, Duke Energy Trading/Marketing and Duke Energy Merchants from 2001 to 2002. From 1984 to 2000, Ms. Bertone served in various legal roles in both South America and the United States. Ms. Bertone’s legal background in the energy field allows her to offer unique insights to the Board on issues relating to regulatory and legal risk.
Ms. Bertone also served as a director of Yamana Gold Inc. from 2017 to 2020. Other directorships include DMC Global Inc., Amcor plc and Waste Connections, Inc.
Ms. Bertone earned a Master of Laws, International and Comparative Law from Chicago-Kent College of Law and a Bachelor of Law from the University of São Paulo Law School. She also completed a finance program for senior executives at Harvard Business School.

Committees: ■Audit ■Executive ■Health, Safety, Security & Environmental (Chair)
William H. Champion Director since 2020 Age 70
William H. Champion served as Principal at Gladiator Mining Group, LLC from 2014 until his retirement in 2017. From 2002 to 2014, he served in a number of executive management roles for Rio Tinto PLC in its coal, diamond, and copper segments, including as Managing Director of Rio Tinto’s former Australian coal assets. Mr. Champion’s deep knowledge of the mining industry – in particular, his direct management of coal assets in Australia, as well as his experience with other mineral and metals commodities – is important to the Board’s oversight of the Company’s operational and safety efforts, both in the United States and in Australia. Mr. Champion’s experience is also beneficial to the work the Board does in respect of its risk oversight and governance oversight functions.
Mr. Champion earned a pair of Bachelor of Science degrees in Chemical Engineering and Biological Sciences from the University of Arizona. He also attended the W.P. Carey School of Business Executive MBA Program at Arizona State University. He is currently an independent director of Buenaventura Mining Co. Inc., Peru’s largest, publicly-traded precious and base metals company.

Committees: ■Audit ■Health, Safety, Security & Environmental

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Nicholas J. Chirekos Director since 2017 Age 64
Nicholas J. Chirekos served in various investment banking roles at J.P. Morgan Securities Inc. from 1987 until his retirement in 2016. He was most recently the Managing Director, North America Head of Mining from 2002 to 2016. Prior to that, he served as the Global Head of Mining and Metals. Mr. Chirekos serves on the Board of Directors for New Gold Inc. (Chair of the Corporate Governance and Nominating Committee, and Human Resources and Compensation Committee member) and TimkenSteel Corp. (Audit Committee), as well as the Executive Advisory Board at the University of Denver’s Daniels College of Business.
Mr. Chirekos’ extensive experience in investment banking roles, including significant experience within the mining sector, provides the Board with critical industry-specific financial expertise. Mr. Chirekos’ work with both North American companies as well as companies with global operations offers significant international insight to the Board’s decision-making process. He also has significant mergers and acquisitions experience and capital markets expertise.
Mr. Chirekos earned a Bachelor of Science from the University of Denver and a Master of Business Administration from New York University.

Committees: ■Audit (Chair) ■Executive ■Nominating & Corporate Governance
Stephen E. Gorman Director since 2017 Age 67
Stephen E. Gorman retired as Chief Executive Officer of Air Methods Corporation in 2020. Prior to that, he served as the President and Chief Executive Officer of Borden Dairy Company from 2014 until July 2017. Prior to joining Borden Dairy Company, he was with Delta Air Lines, Inc. from 2007 to 2014, where he was the Chief Operating Officer. From 2003 to 2007 Mr. Gorman served as the President and Chief Executive Officer of Greyhound Lines, Inc. Mr. Gorman was also the Executive Vice President, Operations Support and President, North America for Krispy Kreme Doughnuts, Inc. from 2001 to 2003. He currently serves on the board of FedEx Corporation and previously served on the board of ArcBest Corporation from July 2015 to August 2022.
Mr. Gorman brings to our Board extensive leadership experience from his roles as chief executive officer of three companies, and his operations experience as a senior executive of several companies, including companies with global operations, provides valuable insight to the board on questions of operations and safety oversight. His prior executive experience also offered him experience with both mergers and acquisitions as well as financial matters.
Mr. Gorman earned a Bachelor of Science from Eureka College and a Master of Business Administration from Bradley University.

Committees: ■Compensation ■Executive ■Nominating & Corporate Governance (Chair)
James C. Grech Director since 2021 Age 61
James C. Grech was named Peabody President and Chief Executive Officer in June 2021. Mr. Grech has over 30 years of experience in the natural resources industry. Most recently, Mr. Grech served as CEO and a member of the Board of Directors of Wolverine Fuels, LLC, a thermal coal producer and marketer based in Sandy, Utah, from July 2018 until May 2021. Prior to joining Wolverine Fuels, LLC, Mr. Grech served as President of Nexus Gas Transmission from October 2016 to July 2018, and previously held the position of Chief Commercial Officer and Executive Vice President of Consol Energy. He serves as a director of Blue Danube Incorporated, a privately held shipping company.
Mr. Grech's strong operational, commercial, and financial background in both mining and other energy business operations complements the Board’s existing mix of skills and extensive utilities, capital markets, risk management, and executive leadership experience offers the Board insight into the Company’s operations from an executive point of view.
Mr. Grech holds a Bachelor of Science in Electrical Engineering from Lawrence Technological University and a Master of Business Administration from the University of Michigan.

Committees: ■Executive

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Joe W. Laymon Director since 2017 Age 70
Joe W. Laymon served as Vice President, Human Resources and Corporate Services for Chevron Corporation from 2008 until his retirement in 2017. Prior to joining Chevron Corporation, Mr. Laymon worked at Ford Motor Company from 2000 to 2008, where he was the Vice President, Human Resources and later the Group Vice President, Corporate Human Resources and Labor Affairs. He also served as the Vice President, Human Resources, U.S. and Canada Region for Eastman Kodak Company from 1996 to 2000. He currently serves as a director of Clearwater Paper Corporation (Compensation and Nomination & Governance Committees member), the Piston Group (Chair of the Compensation Committee), and Detroit Thermal Systems. Mr. Laymon also owns JWL Consulting LLC and co-owns VJ Enterprises LLC.
Mr. Laymon brings to our Board deep understanding of and experience in executive compensation and human resources issues, which he brings to bear in his role as the Chairperson of the Board’s Compensation Committee. His work experiences also allow Mr. Laymon to provide key insight to the Board’s oversight efforts on issues of leadership, corporate governance, labor relations and regulatory affairs.
Mr. Laymon earned a Bachelor of Science in Economics from Jackson State University and a Master of Arts in Economics from the University of Wisconsin.

Committees: ■Compensation (Chair) ■Executive ■Health, Safety, Security & Environmental
Bob Malone Director since 2009 Age 71
Bob Malone was elected Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc., a privately-held bank holding company, in 2014. He also serves as Chairman, President and Chief Executive Officer of the First National Bank of Sonora, Texas (dba Sonora Bank), a community bank owned by First Sonora Bancshares, Inc., a position he has held since 2014. He joined First Sonora Bancshares and Sonora Bank in October 2009 as President and Chief Executive Officer. He is a retired Executive Vice President of BP plc and the retired Chairman of the Board and President of BP America Inc., at the time the largest producer of oil and natural gas and the second largest gasoline retailer in the United States. He served in that position from 2006 to 2009. He currently serves as a director of Teledyne Technologies Incorporated and Halliburton Company.
Mr. Malone’s previous leadership experience, especially his experience as board chairman, is invaluable to the Board’s ability to function at a high level and to follow good governance processes. His knowledge of the energy industry is also particularly deep, which adds to the Board’s expertise as it fills its oversight role with respect to safety, risk management, and compliance matters.
Mr. Malone holds a Bachelor of Science in Metallurgical Engineering from The University of Texas at El Paso and a Master of Science in Management from Massachusetts Institute of Technology, where he was an Alfred P. Sloan Fellow.

Chair of the Board of Directors Committees: ■Executive (Chair)

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David J. Miller Director since 2020 Age 44
David J. Miller is an Equity Partner, Senior Portfolio Manager and member of the Management and Global Situational Investment Committees at Elliott Investment Management L.P. (together with its affiliates, "Elliott"), a Florida-based investment advisor with over $55 billion in assets under management as December 31, 2022, where he is responsible for investments across the capital structure spanning multiple industries. Mr. Miller joined Elliott in 2003 after working in M&A and financing advisory roles at Peter J. Solomon Company. Mr. Miller is currently serving as a director of Howmet Aerospace Inc., a leading provider of engineered products and solutions to the aerospace, automotive, and other industries. He also serves as a director of Brazilian American Automotive Group, Inc., and AG US Holdco LLC, two of the largest automotive dealership groups in Latin America, as well as Acosta Inc., a leading sales and marketing agency. Mr. Miller previously served on the boards of JCIM, LLC, an automotive component supply joint-venture affiliated with Johnson Controls, Inc., ISCO International, LLC, a telecommunications equipment manufacturer, and SemGroup Energy Partners GP, the general partner of a publicly traded midstream energy company.
Mr. Miller brings to our Board extensive capital markets and financial expertise as well as restructuring, risk management, and mergers and acquisitions experience. His work for banking and investment firms provides the Board unique insight into how investors think about the Company, and his experience across multiple industries provides the Board with insights into best practices across global companies.
Mr. Miller holds a Bachelor of Arts degree, magna cum laude with high honors in field, from Harvard College.

Committees: ■Compensation ■Executive
Director Selection and Evaluation Process
Current Board
Our current Board consists of our President and CEO, James C. Grech, and eight independent directors: Bob Malone (Chair), Samantha B. Algaze, Andrea E. Bertone, William H. Champion, Nicholas J. Chirekos, Stephen E. Gorman, Joe W. Laymon, and David J. Miller. All of our current Board members were elected to serve for a one-year term at the 2022 Annual Meeting.
Overview of Director Nominating Process
The Board believes one of its primary goals is to advise management on strategy and to monitor its performance. The Board also believes the best way to accomplish this goal is by choosing directors who possess a diversity of experience, knowledge, and skills that are particularly relevant and helpful to us. As such, current Board members and director nominees possess a wide array of skills and experience in the coal industry, related energy industries, and other important areas, including engineering, finance and accounting, operations, ESG and environmental affairs, international affairs, governmental affairs and administration, public policy, corporate governance, board service, and executive management. When evaluating potential members, the Board seeks to enlist the services of candidates who possess high ethical standards and a combination of skills and experience which the Board determines are the most appropriate to meet its objectives. The Board believes all candidates should be committed to creating value over the long term and to serving our best interests and the best interests of our stockholders.
The Nominating and Corporate Governance Committee is responsible for identifying, evaluating, and recommending qualified candidates for election to the Board. The Nominating and Corporate Governance Committee will consider director candidates submitted by stockholders in accordance with the process outlined below.
Any stockholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101:

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–Stockholder’s name, number of shares owned, length of period held, and proof of ownership;
–Candidate’s name, age, and address;
–A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);
–A supporting statement that describes the candidate’s reasons for seeking election to the Board and documents the candidate’s ability to satisfy the director qualifications criteria described above;
–A description of any arrangements or understandings between the stockholder and the candidate; and
–A signed statement from the candidate confirming his/her willingness to serve on the Board, if elected.
Stockholders may submit potential director candidates for consideration at any time in accordance with these procedures. The Nominating and Corporate Governance Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Nominating and Corporate Governance Committee deems necessary or appropriate. In 2015, we modified our bylaws to implement “proxy access,” a means for stockholders to include stockholder-nominated director candidates in our proxy materials for annual meetings of stockholders. Separate procedures apply if a stockholder wishes to nominate a director candidate at the 2024 Annual Meeting. Those procedures are described below under the heading “Additional Information—Process for Stockholder Proposals and Director Nominations.”
Under its charter, the Nominating and Corporate Governance Committee must review with the Board, at least annually, the requisite qualifications, independence, skills, and characteristics of Board candidates, members, and the Board as a whole. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes candidates should generally meet the criteria listed below under the heading “Director Qualifications.” The Nominating and Corporate Governance Committee will consider candidates submitted by a variety of sources, including stockholder nominees, when filling vacancies and/or expanding the Board and will evaluate each potential candidate’s educational background, employment history, outside commitments, and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. Qualified stockholder nominees will be evaluated on the same basis as those submitted by Board members or other sources.
The Nominating and Corporate Governance Committee believes that its process for selecting directors will consistently produce highly qualified, independent Board members. However, the Committee may choose, from time to time, to use additional resources (including independent third-party search firms) after determining that such resources could enhance a particular director search.
Director Qualifications
Under its charter, the Nominating and Corporate Governance Committee reviews with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, current Board members, and the Board as a whole. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes that candidates should generally meet the following criteria:
•Broad experience and a successful track record at senior levels in business, government, education, technology, accounting, law, consulting, and/or administration;
•The highest personal and professional ethics, integrity, and values;
•Commitment to representing our long-term interests and those of all our stockholders;
•An inquisitive and objective perspective, strength of character, and the mature judgment essential to effective decision-making;
•Expertise that is useful to us and complementary to the background and experience of other Board members; and
•Sufficient time to devote to Board and committee activities and to enhance their knowledge of our business, operations, and industry.

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The Board believes that all of our current directors meet these criteria. In addition, as outlined below, each director brings a strong and unique background and set of skills to the Board, giving the Board competence, experience and diversity in a wide variety of areas, including mining and related industries, end-user segments (energy/steel), mergers and acquisitions (“M&A”), finance and accounting, human capital and organizational health, restructuring, global operations, health, safety and environmental affairs, international, governmental affairs and administration, public policy, corporate governance, legal and regulatory, board service, and executive management. We believe the Board as a whole and each of our directors individually possess the necessary qualifications and skills to effectively advise management on strategy, monitor our performance, and serve our best interests and the best interests of our stockholders.
The following table shows our directors’ specific skills, knowledge, and experience that the Nominating and Corporate Governance Committee and Board relied upon when determining whether to nominate the individual for election. A particular nominee may possess other valuable skills, knowledge, or experience even though they are not indicated below.

	Malone	Algaze	Bertone	Champion	Chirekos	Gorman	Grech	Laymon	Miller
Skills, Knowledge, and Experience
Public Company Board Experience	●	●	●	●	●	●	●	●	●
Financial	●	●	●		●	●	●	●	●
Health, Safety, Environmental	●		●	●		●	●	●
Risk Management	●		●	●	●		●	●	●
Accounting		●			●
Corporate Governance/Ethics	●		●	●	●			●	●
Legal/Regulatory	●		●
Human Capital/Organizational Health/Compensation	●							●
Executive Experience	●		●	●		●	●	●
Strategic Planning/Oversight	●		●	●	●	●	●	●	●
Technology/Cybersecurity	●
Mergers and Acquisitions	●	●	●		●	●	●	●	●
Mining or Related	●		●	●	●		●	●
End User Segments (Energy/Steel)	●		●				●	●
Commercial Sales/Marketing	●						●
Global Operations/Supply Chain	●		●	●		●	●
Government/Public Policy	●			●			●	●
International (Australia /AsiaPac)	●			●	●	●	●	●
Restructuring Industry/Company	●	●		●		●	●	●	●
Select Minority Demographics
Female		●	●
African American								●
Latino(a)			●
Veteran/Military Service
Prior Service								●
Board Tenure
Years	14	3	4	3	6	6	2	6	3
Compliance Considerations
Independent Director	●	●	●	●	●	●		●	●

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Diversity & Inclusion
Peabody is an equal opportunity employer and, in addition, one of our core values is to offer an inclusive workplace. Our policies and practices support diversity of thought, perspective, sexual orientation, gender, gender identity and expression, race, ethnicity, culture, and professional experience, among others. While the Board does not have a formal policy of considering diversity when evaluating director candidates, the Board does believe that its members should reflect diversity in perspectives and experiences, including in professional experience, cultural experience, gender, and ethnic background. These factors, together with the director qualifications criteria noted above, are considered by the Nominating and Corporate Governance Committee in assessing potential new directors.
In May 2018, Peabody became a signatory to the CEO Action for Diversity & Inclusion Pledge. CEO Action for Diversity & Inclusion is known as the largest CEO-driven business commitment for inclusive workplaces, with more than 650 signatories. By signing the pledge, Peabody commits to a deliberate focus on:
•Continuing to make our workplaces trusting environments for open exchange and complex conversations about diversity and inclusion;
•Implementing and expanding unconscious bias education; and
•Sharing diversity and inclusion practices – those that produce positive results, and those found less successful – with other companies, with the goal of continuous improvement.
Board Evaluations
The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for developing and administering an annual review process to evaluate the performance of the Board. This annual review process includes the annual solicitation of comments from all directors, after which the Nominating and Corporate Governance Committee reports to the Board with an assessment of the Board’s performance, which is discussed by the full Board. The Board has confirmed that each committee and the Board as a whole is functioning effectively.
Board Training and Development
From time to time, the Board members attend ongoing training and development sessions. Our directors are members of the National Association of Corporate Directors, and from time to time attend trainings provided through that organization. In 2022, our directors also participated in an in-boardroom crisis management training session presented by the Company’s advisors. As part of the Company’s information security training program, our directors participate in various cybersecurity awareness activities, including formal training and simulated phishing events.

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ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
Committee Overview
Committee Role and Responsibilities
The specific roles and responsibilities of the Board’s Audit, Compensation, Nominating and Corporate Governance, Executive and Health, Safety, Security, and Environmental Committees are delineated in written charters adopted by the Board for each committee. Each member of the Audit, Compensation, Nominating and Corporate Governance and Health, Safety, Security, and Environmental Committees is independent in accordance with our Corporate Governance Guidelines, which applies the independence standards (the “Independence Standards”) included in the New York Stock Exchange (“NYSE”) Listed Company Manual and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Corporate Governance Guidelines and the charters of each of the Board’s committees are available on the “Governance Documents” page under the “Investor” section of our website at: www.peabodyenergy.com. As provided in their charters, each committee is authorized to engage or consult from time to time, as appropriate, at our expense, with outside independent legal counsel or other experts or advisors it deems necessary, appropriate, or advisable to discharge its duties.

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Audit Committee
Committee Members Andrea E. Bertone William H. Champion Nicholas J. Chirekos (Chair) ----------------------------------- 8 meetings in fiscal year 2022
■Reviews and discusses with management and the independent registered public accounting firm the audited annual financial statements, quarterly financial statements, and changes in our application of accounting principles;
■Assists the Board in fulfilling its oversight responsibility with respect to: (a) the quality and integrity of our financial statements and financial reporting processes; (b) our systems of internal accounting and financial controls and disclosure controls; (c) the independent registered public accounting firm’s qualifications and independence; (d) the performance of our internal audit function and independent registered public accounting firm; and (e) compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and the Board;
■Appoints our independent registered public accounting firm, which reports directly to the Audit Committee, and reviews the proposed audit engagement partner prior to appointment;
■Pre-approves all audit engagement fees and terms and all permissible non-audit engagements with our independent registered public accounting firm;
■Ensures that we maintain an internal audit function and reviews the appointment of the senior internal audit team;
■Meets on a regular basis with our management, internal auditors, and independent registered public accounting firm to review matters relating to our internal controls over financial reporting, internal audit program, accounting practices and procedures, the scope and procedures of the external audit, the independence of the independent registered public accounting firm, and other matters relating to our financial condition;
■Oversees our financial reporting process and reviews in advance of filing or issuance of our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, annual reports to stockholders, and earnings press releases;
■Performs an annual review of the Company's aircraft usage for executive officers;
■Reviews, pre-approves, and informs independent auditors of transactions and relationships with related parties that are significant to the Company; and
■Makes regular reports on its activities to the Board.
See the “Audit Committee Report” on page 59. All the members of the Audit Committee are independent under regulations adopted by the Securities and Exchange Commission (“SEC”), NYSE listing standards, and the Independence Standards. The Board has determined that each member of the Audit Committee is financially literate under NYSE guidelines, and Mr. Chirekos is an audit committee financial expert pursuant to the criteria prescribed by the SEC. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

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Compensation Committee
Committee Members Stephen E. Gorman Joe W. Laymon (Chair) David J. Miller ------------------------------------ 5 meetings in fiscal year 2022
■Reviews and recommends to the Board Peabody’s executive compensation philosophy for the compensation of the executive officers of Peabody and its subsidiaries;
■Annually reviews and recommends to the Special Committee the corporate goals and objectives relevant to the compensation of our CEO, initiates the evaluation by the Board of the CEO’s performance in light of those goals and objectives, and, together with the Special Committee, determines and approves the CEO’s compensation levels based on this evaluation;
■Annually reviews with the CEO the performance of our other executive officers and makes recommendations to the Board with respect to the compensation plans for such officers;
■Annually reviews and approves for the NEOs (other than the CEO) and recommends for our CEO base salary, short-term incentive opportunity and long-term incentive opportunity, stock ownership requirements, and, as appropriate, severance arrangements, retirement and other post-employment benefits, change-in-control provisions, and any special supplemental benefits;
■Approves short-term incentive awards for executive officers other than the CEO;
■Administers our short-term and long-term incentive plans and programs;
■Periodically assesses our director compensation program and stock ownership requirements and, when appropriate, recommends modifications for Board consideration;
■Oversees matters related to human capital management (and disclosures related to such matters), including diversity and inclusion, pay equity, the Company’s culture, employee engagement, and the general approach to broad-based compensation, benefits, and employee growth and development practices;
■Reviews the Compensation Discussion and Analysis for inclusion in our annual Proxy Statement;
■Oversees, in consultation with management, regulatory compliance with respect to compensation matters; and
■Makes regular reports on its activities to the Board.
The “Special Committee” is comprised of the independent members of the Board. It is responsible for decisions regarding the compensation of the CEO.
See “Compensation Discussion and Analysis” beginning on page 29 for more information. The Compensation Committee has the sole discretion to retain or obtain the advice of any compensation consultant, legal counsel or other advisor to assist in the Compensation Committee’s evaluation of executive compensation, including the sole authority to approve fees for any such advisor. The Compensation Committee is also responsible for assessing the independence of any such advisor. All the members of the Compensation Committee are independent under NYSE listing standards and the Independence Standards. The Committee may form and delegate authority to subcommittees where appropriate and may delegate certain grant authority to our officers under our 2017 Incentive Plan, subject to limitations under applicable law and the terms of the 2017 Incentive Plan.

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Health, Safety, Security, and Environmental Committee
Committee Members Andrea E. Bertone (Chair) William H. Champion Joe W. Laymon ------------------------------------ 6 meetings in fiscal year 2022
■Responsible for reviewing, with management, our significant risks or exposures in the health, safety, security, and environmental areas and steps taken by management to address such risks;
■Reviews our health, safety, security, and environmental objectives, policies, and performance, including processes to ensure compliance with applicable laws and regulations;
■Reviews our efforts to advance our progress on sustainable development;
■review methods to communicate the Company's health, safety, security and environmental values and performance to Company employees and the public;
■Reviews and discusses with management any material noncompliance with health, safety, security, and environmental laws, and management’s response to such noncompliance;
■Reviews and recommends approval of the environmental and mine safety disclosures required to be included in our periodic reports on Forms 10-K and 10-Q;
■Considers and advises the Board on health, safety, security, and environmental matters and sustainable development;
■Considers and advises the Compensation Committee on our performance with respect to incentive compensation metrics relating to health, safety, security, or environmental matters;
■Reviews and discusses significant legislative, regulatory, political and social issues, and trends that may affect our health, safety, security, and environmental management process and system, and management’s response to such matters; and
■Makes regular reports on its activities to the Board.

All the members of the Health, Safety, Security, and Environmental Committee are independent under NYSE listing standards and the Independence Standards.

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Nominating and Corporate Governance Committee
Committee Members Samantha B. Algaze Nicholas J. Chirekos Stephen E. Gorman (Chair) ------------------------------------ 3 meetings in fiscal year 2022
■Responsible for corporate governance matters;
■Reviews with the Board the requisite qualifications, independence, skills, and characteristics of Board candidates, members, and the Board as a whole;
■Initiates nominations for election as a director of Peabody;
■Assists the Board in developing and administering an annual review process to evaluate the performance of the Board, Board committees, and management;
■Identifies, evaluates, and recommends qualified candidates, including stockholder nominees, for election to the Board;
■Advises the Board on corporate governance policies and procedures;
■Recommends the structure, composition, and responsibilities of other Board committees;
■Assists in the preparation of the disclosure in our annual Proxy Statement regarding corporate governance practices;
■Advises the Board on matters related to corporate social responsibility (e.g., equal employment, corporate contributions, and lobbying);
■Oversees the Company's strategy on global corporate social responsibility and sustainability, including evaluating the impact of Company practices on communities and individuals;
■Develops and recommends to the Board policies and procedures relating to the Company's corporate social responsibility and sustainability activities, and monitors compliance with the Company's corporate responsibility and sustainability program, including review of annual sustainability disclosure issued by the Company;
■Ensures we maintain an effective orientation program for new directors and a continuing education and development program to supplement the skills and needs of the Board;
■Provides review and oversight of potential conflicts of interest situations, including transactions in which any related person had or will have a direct or indirect material interest;
■Reviews our policies and procedures with respect to related person transactions at least annually and recommends any changes for Board approval;
■Reviews and makes recommendations to the Board in conjunction with the Chair and CEO, as appropriate, with respect to executive officer succession planning and management development;
■Monitors compliance with, and advises the Board regarding any significant issues arising under, our corporate compliance program and Code of Business Conduct and Ethics; and
■Makes regular reports on its activities to the Board.
All the members of the Nominating and Corporate Governance Committee are independent under NYSE listing standards and the Independence Standards.

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Executive Committee
Committee Members Andrea E. Bertone Nicholas J. Chirekos Stephen E. Gorman James C. Grech Joe W. Laymon Bob Malone (Chair) David J. Miller ------------------------------------ 5 meeting in fiscal year 2022
■Responsible for assuming Board responsibilities when the Board is not in session; and
■When the Board is not in session, the Executive Committee has the power and authority as delegated by the Board, except with respect to matters that may require Board or stockholder approval under applicable law, including:
■Amending our certificate of incorporation and bylaws;
■Adopting an agreement of merger or consolidation;
■Recommending to stockholders the sale, lease or exchange of all or substantially all our property and assets;
■Recommending to stockholders dissolution of Peabody or revocation of any dissolution;
■Declaring a dividend;
■Issuing stock;
■Filling vacancies on the Board;
■Appointing members of Board committees; and
■Changing major lines of business.

Director Attendance
The Board met 16 times in fiscal year 2022 due, in large part, to special meetings that were convened to evaluate various financial and other initiatives and opportunities to improve the Company's long-term resiliency in all market cycles. During fiscal year 2022, each incumbent director attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served, and their average attendance was approximately 97%.
In accordance with our Corporate Governance Guidelines, the non-management directors meet in executive session at least quarterly. During fiscal year 2022, our non-management directors met in executive session six times. Our Chair, Mr. Malone, chaired these executive sessions.
Under Board policy, each director is expected to attend our annual meetings of stockholders in person, subject to occasional excused absences due to illness or unavoidable conflicts. All of our directors attended the 2022 Annual Meeting in person, except Joe W. Laymon and Nicholas J. Chirekos who attended via audio conference, and all of our director nominees are expected to attend the 2023 Annual Meeting.
Board’s Role in Risk Oversight
The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to enhance long-term organizational performance and stockholder value. A fundamental part of risk management is not only understanding the risks we face, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for us. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, is responsible for the oversight of risk management.
In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board regularly reviews information regarding marketing, operations, safety performance, trading, finance, business development, cybersecurity function and strategy, the impact of COVID-19, and environmental, social, and governance objectives, policies, and performance as well as the risks associated with each. In addition, the Board holds strategic planning sessions with management to discuss our strategies, key challenges, and risks and opportunities. The full Board receives reports on our enterprise risk management initiatives on at least an annual basis and oversees the process of identifying and mitigating our material risks.
The Board maintains direct oversight over cybersecurity risk. On an ongoing basis, the Company analyzes and assesses information security risks associated with our business and provides periodic updates to the Board. That assessment is primarily the responsibility of the Company’s information technology department. As part of

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the Company’s information security training program, all employees and directors participate in various cybersecurity awareness activities, including formal training and simulated phishing events. We maintain an updated information security policy and incident response plan.
Our approach to ESG governance includes board oversight, management accountability, corporate policies and management systems, and stated public policies and positions on key ESG topics. Our full Board is engaged in strategic ESG oversight, receives regular updates on ESG matters, reviews our long-term environmental goals, and weighs in on significant strategic investments, including those related to ESG. The Board has delegated to the Nominating and Corporate Governance Committee a coordinating role in respect of ESG matters. Through the Nominating and Corporate Governance Committee’s coordination, various Committees of the Board review specific elements of the Company’s approach to ESG and report up to the whole Board for consideration in its oversight role.
While the Board is ultimately responsible for risk oversight, Board committees also have been allocated responsibility for specific aspects of risk oversight. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, risk assessment, and risk management. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs and human capital matters. The Health, Safety, Security, and Environmental Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with our health, safety, security, and environmental objectives, policies, and performance, including those related to cybersecurity and data privacy. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, political contributions, and lobbying expenditures, succession planning for our directors and executive officers, and corporate governance.
Board Independence
In accordance with our Corporate Governance Guidelines, a majority of our Board must be independent as defined by the NYSE listing standards and the Exchange Act. As required by the NYSE listing standards, the Board evaluates the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more directors (such as in connection with a change in employment status or other significant status changes). This process is administered by the Nominating and Corporate Governance Committee, which consists entirely of directors who are independent under applicable NYSE rules. After carefully considering all relevant relationships, the Nominating and Corporate Governance Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each director.
The Board has determined that all of its current members, except for Mr. Grech, are independent. In making independence determinations, the Nominating and Corporate Governance Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with us, (2) the significance of the relationship to us, the other organization, and the individual director, (3) whether or not the relationship is solely a business relationship in the ordinary course of our and the other organization’s businesses and does not afford the director any special benefits, and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. For purposes of this determination, the Board generally deems any relationships that have expired for more than three years to be immaterial. The Board also considered the relationships described below in “Review of Related Person Transactions.” The Audit Committee, Compensation Committee, Health, Safety, Security, and Environmental Committee, and Nominating and Corporate Governance Committee are each comprised of independent directors.
Board Leadership Structure
Our Board leadership structure provides for strong oversight by independent directors. The Board is currently comprised of Mr. Grech and eight independent directors. All Board committees are chaired by and composed entirely of independent directors, except for the Executive Committee, of which Mr. Grech is a member.
Our bylaws and Corporate Governance Guidelines permit the roles of Chair and CEO to be filled by different individuals. In 2017, the Board elected Mr. Malone to the role of non-executive Chair of the Board of Peabody and continues to believe that separating the roles of Chair and CEO is in the best interest of our stockholders.

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The Board believes that the current structure provides many advantages to the effective operation of the Board and enhances the Board’s oversight of management.
As Chair, Mr. Malone’s duties are to:
•Manage the affairs of the Board;
•Preside at meetings of the Board, at executive sessions of the independent directors, and at meetings of our stockholders;
•Call meetings of the Board and the independent directors of the Board;
•Organize the work of the Board, with assistance from Peabody’s CEO and Corporate Secretary, including to establish annual Board schedules and meeting agendas, to ensure the Board is provided with accurate and timely information, and to consult with other directors concerning such matters;
•By standing invitation, attend meetings of those committees of the Board of which the Chair is not a listed member (in each case as a non-voting member);
•Facilitate effective communication among directors;
•Review and approve minutes of the meetings of the Board and stockholders;
•In conjunction with the Nominating and Corporate Governance Committee, ensure that processes governing the Board’s work are effective to enable the Board to exercise oversight and due diligence;
•Promote Board effectiveness by working with the Nominating and Corporate Governance Committee to: (1) plan Board and committee composition, Board recruitment, new director orientation, director education and Board succession planning, (2) coordinate the Board evaluation process and obtain director feedback, (3) review changes in the circumstances of existing directors, determine if directors’ other commitments conflict with their Board duties, and review requests from the CEO to sit on the boards of other organizations, and (4) formulate governance policies and procedures that best serve the interests of Peabody and its stockholders;
•Coordinate periodic Board review of, and input regarding, management’s strategic plan for Peabody;
•With the assistance of the Compensation Committee, lead the annual Board performance evaluation of the CEO and communicate the results to the CEO;
•Lead the Board’s review of the succession plan for the CEO and other key executives;
•Facilitate communication between the directors and the CEO;
•Provide advice and counsel to the CEO, serve as an advisor to the CEO concerning the interests of the Board and the Board’s relationship with management, and brief the CEO on issues and concerns arising from Board executive sessions;
•Facilitate the role of the Board in crisis management, where appropriate;
•If requested by the CEO or the Board, attend meetings or communicate with outside stakeholders; and
•In consultation with the CEO, share Peabody’s views on policies or corporate matters with other boards and organizations when required.
As CEO, Mr. Grech has primary responsibility for the day-to-day operations of Peabody and provides leadership on our key strategic objectives.
Corporate Governance
Good corporate governance is a priority at Peabody. Our key governance practices are outlined in our Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics. These documents can be found on our website (www.peabodyenergy.com) by clicking on “Investor,” then “Governance Documents.” Information on our website is not considered part of this Proxy Statement.
The Nominating and Corporate Governance Committee is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Each year, the Nominating and Corporate Governance Committee, with the assistance of outside experts, reviews our corporate governance practices, not only to ensure that they comply with applicable laws and NYSE listing requirements, but also to ensure that they continue to reflect what the Nominating and Corporate Governance Committee believes are best practices and to promote our best interests and the best interests of our stockholders.

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Director Service on Other Public Company Boards
As stated above, when reviewing qualifications, independence, skills and characteristics of Board candidates and nominees, the Nominating and Corporate Governance Committee examines whether such candidates or nominees have any material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.) which might adversely affect their performance as a director on the Board. Current directors are required to advise the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee prior to accepting an invitation to serve on another public company board.
It is the current view of the Board that no director should serve on more than four public company boards, including the Board. Except in extraordinary circumstances, and only after the Board has determined that such simultaneous service would not impair the ability of the director to serve effectively on Peabody’s Audit Committee, no member of Peabody’s Audit Committee shall serve simultaneously on the audit committee of more than two other public companies. For purposes of this guideline and as provided under NYSE rules, (i) service on the boards of multiple funds within a single fund complex shall be deemed as service on one public company board, and (ii) service on multiple audit committees within a single fund complex shall be deemed as service on one public company audit committee.
Majority Voting and Mandatory Director Resignation Policy
Our bylaws provide for majority voting in the election of directors. In the case of uncontested elections, in order to be elected, the number of shares voted in favor of a nominee must exceed 50% of the number of votes cast with respect to that nominee’s election at any meeting of stockholders for the election of directors at which a quorum is present. Votes cast include votes against or votes to withhold authority with respect to that nominee’s election, but exclude abstentions and broker non-votes.
If a nominee is an incumbent director and does not receive a majority of the votes cast with respect to the nominee’s election, such director is expected to promptly tender his or her resignation to the Chair of the Board following certification of the stockholder vote. The Nominating and Corporate Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by its members. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting where the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board deems to be relevant. Any director who tenders his or her resignation under our Corporate Governance Guidelines will not participate in the Nominating and Corporate Governance Committee recommendation or Board consideration regarding whether to accept the tendered resignation.
In the case of contested elections, directors will be elected by a plurality of the votes of the shares present in person or by proxy and voting for nominees in the election of directors at any meeting of stockholders for the election of directors at which a quorum is present. For these purposes, a contested election is any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.
Term Limits and Retirement Age
Pursuant to our Corporate Governance Guidelines, the Board has not established term limits for directors. While term limits facilitate Board refreshment, they can also result in the loss of experience and expertise that is critical to effective operation of the Board. Longer tenured directors can provide valuable insight into the Company and its operations. To ensure that the Board continues to evolve and benefit from fresh perspectives and ideas, the Nominating and Corporate Governance Committee evaluates qualifications and contributions of each incumbent director before recommending the nomination of such director for an additional term.
The Board has adopted a retirement age of 75 for all directors. No director who is, or would be over, the age of 75 at the expiration of his or her current term may be nominated to a new term pursuant to our Corporate Governance Guidelines.

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Code of Business Conduct and Ethics
We have adopted a code of ethics, the “Code of Business Conduct and Ethics” which can be found on our website (www.peabodyenergy.com) by clicking on “Investor” and then “Governance Documents.” The Code of Business Conduct and Ethics applies to all our directors, officers, and salaried employees.
Succession Planning
Pursuant to the Corporate Governance Guidelines, our CEO provides the Board with an annual report on succession planning for all executive officers, including the CEO, and related development recommendations. The report includes a short-term succession plan which delineates temporary delegation of authority in the event that the CEO or any other executive officer is unable to perform his or her duties.
Director Compensation
The 2022 compensation of non-employee directors consisted of cash compensation (annual Board, committee retainers and per Board meeting fees in excess of 12 during any calendar year) and equity compensation. Each of these components is described in more detail below. Any director who was also our employee received no additional compensation for serving as a director. In setting director compensation, the Compensation Committee received input from F.W. Cook, its independent compensation consultant. In addition, our 2017 Incentive Plan places a limit of $600,000 total on cash and equity compensation that may be awarded to each non-employee director in any calendar year.
There were no changes to the non-employee director compensation program for 2022. The compensation program effective for 2022 was identical to the 2021 program.
The following table summarizes the non-employee director compensation structure for 2022:

2022 Non-Employee Director Compensation Component	Amount
Annual Cash Retainer	$200,000
Additional Committee Chair Cash Retainer
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Health, Safety, Security, and Environmental Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$15,000
Additional Non-Executive Chairman Cash Retainer	$150,000
Annual Equity Award Value	$25,000
In addition, a $1,500 Board meeting fee will be paid for each meeting in excess of 12 in one year.
The 2022 equity award for our non-employee directors was comprised of deferred stock units (“DSUs”). The number of DSUs granted to each non-employee director in 2022 was determined by dividing $25,000 by the closing price per share of Peabody's Common Stock on the grant date (and rounding down to the nearest whole DSU). DSUs generally vest monthly over 12 months. However, the underlying shares are generally not distributed until the earlier of (1) three years after the grant date and (2) the director’s separation from service, depending on the director’s election.
In October 2022, the Board of Directors approved an increase of $15,000 to total Board compensation (to $240,000 from $225,000) effective for calendar year 2023. Each Board member will have a choice between a pay mix of:
•$140,000 cash retainer / $100,000 equity retainer, or
•$120,000 cash retainer / $120,000 equity retainer
The Board of Directors also approved a $5,000 increase to the following Committee Chair retainers: Audit, Compensation and Health, Safety, Security and Environment.

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Other Elements of Board Compensation
In addition to the compensation described above, we paid travel and accommodation expenses of our non-employee directors to attend meetings and other integral corporate functions. Non-employee directors could be accompanied by a spouse/partner when traveling on company business on a charter aircraft. Non-employee directors also had the opportunity to participate in our political action committee charitable match program at the same level and based on the same guidelines applicable to our full-time employees.
The following table sets forth compensation for each director (other than Mr. Grech) who served on the Board in 2022:

Director	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Samantha B. Algaze	207,500	24,987	—	232,487
Andrea E. Bertone*	222,500	24,987	—	247,487
William H. Champion	207,500	24,987	—	232,487
Nicholas J. Chirekos*	232,500	24,987	—	257,487
Stephen E. Gorman*	222,500	24,987	—	247,487
Joe W. Laymon*	222,500	24,987	—	247,487
Robert A. Malone^	357,500	24,987	—	382,487
David J. Miller	207,500	24,987	—	232,487
Michael W. Sutherlin(3)	90,833	—	—	90,833
_________________________________
*Committee Chair
^    Non-Executive Chairman
(1)Fees Earned include the annual retainer and any committee chair or non-executive chair fees or retainers.
(2)On May 6, 2022, each non-employee director was granted 1,114 DSUs at a grant date fair value of $22.43 per share, as indicated in this column. As of December 31, 2022, Ms. Algaze and Mr. Miller had 23,496 stock awards outstanding, Ms. Bertone had 25,711 stock awards outstanding, Mr. Champion had 17,662 stock awards outstanding, Mr. Laymon had 27,873 stock awards outstanding, and Messrs. Chirekos, Gorman, and Malone each had 19,996 stock awards outstanding. No options were held by directors as of the end of 2022.
(3)Mr. Sutherlin did not stand for reelection at the 2022 Annual Meeting because he reached the mandatory retirement age of 75. Upon his separation from the Board on May 5, 2022, he had 23,405 stock awards outstanding.
Non-Employee Director Share Ownership Requirements
Under our share ownership requirements for directors, each non-employee director is required to acquire and retain Common Stock having a value equal to at least $500,000. Directors are expected to achieve compliance with the guidelines within 5 years of Board appointment.
If at any time a non-employee director does not meet his or her ownership requirement, the director must retain (1) any Common Stock owned by the director (whether owned directly or indirectly) and (2) any net shares received as the result of the exercise, vesting or payment of any equity award until the ownership requirement is met, in each case unless otherwise approved in writing by the Compensation Committee. For this purpose, “net shares” means the shares of Common Stock that remain after shares are sold or withheld, as the case may be, to (1) pay the exercise price for a stock option award or (2) satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award.
Compliance with these requirements is evaluated as of December 31 of each year. The value of an individual’s share ownership as of such date is determined by multiplying the number of shares of our Common Stock or other eligible equity interests held by the individual by the closing price of our stock as of the business day immediately preceding the date of determination. Currently, each non-employee director is in compliance with these requirements.

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For purposes of determining stock ownership levels, only the following forms of equity interests are included:
•stock owned directly (including stock or stock units held in any defined contribution plan or employee stock purchase plan and shares of restricted stock);
•stock held by immediate family members residing in the same household or through trusts for the benefit of the person or his or her immediate family members residing in the same household;
•unvested restricted stock or RSUs (provided that vesting is based solely on the passage of time and/or continued service with Peabody); and
•vested and undistributed DSUs.

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COMPENSATION DISCUSSION AND ANALYSIS
Dear Fellow Stockholder:
I am writing to you today on behalf of the entire Compensation Committee of Peabody’s Board of Directors. As members of the Compensation Committee, we have a critical responsibility to ensure that Peabody’s executive compensation programs align with the interests of our stockholders and attract, retain, and incentivize our executives to execute Peabody’s long-term business strategy.
Our executive compensation program continues to be grounded in a pay-for-performance approach, with rewards consisting of a combination of base salary, annual incentives, and long-term incentives. Our program design balances performance orientation and retention, with 50% of our long-term incentive mix performance-based and 50% time-based. In addition to measuring our financial results, we prioritize the safety of our operations by including two safety metrics in our short-term incentive plan and incentivize our executives to make progress towards our sustainability objectives by tying a portion of our long-term incentives to environmental reclamation at our mine sites.
In 2022, Peabody delivered robust earnings due to historic high pricing and strong demand for our products. As a result, our Adjusted EBITDA was the highest it has been in 10 years and our stock price more than tripled in 2022. Based on 2022 business performance, the following outcomes were realized:
•92.6% overall achievement of the target value of the 2022 short-term incentive program was earned, based upon our strong 2022 business results.
◦As further discussed below in the “Short-Term Incentive Program” section, Peabody's Adjusted EBITDA-STIP results were negatively impacted by several extraordinary factors outside the control of Management. Considering the Company’s strong financial performance (with Adjusted EBITDA above $1.8 billion) and exceptional return to shareholders (one-year Total Shareholder Return ("TSR") of over 150%) the Committee made adjustments to the Adjusted EBITDA-STIP results for a portion (but not all) of the lost Adjusted EBITDA.
•Aligned with our strong financial results, the one-year Free Cash Flow component of the 2022 long term incentive program and the two-year Free Cash Flow component of the 2021 program surpassed maximum performance expectations and were paid at 150% of target.
•185.43% of the target units of the 2020 performance unit awards were earned, reflecting exceptional performance over the 3-year performance period.
Given stabilizing markets for our products, the Committee approved changes to the 2023 long-term incentive (LTI) design to begin migrating back to a compensation structure that is more consistent with our pre-2021 compensation structure, with longer vesting schedules and multi-year performance periods. For 2023, all long-term incentive awards have a 3-year vesting period. We have increased the weighting of equity in the award mix to 50%, with the remaining 50% of the award mix delivered in cash. Finally, we have maintained an even balance of performance-based LTI (weighted 50%) and time-based LTI (weighted 50%). To summarize, the 2023 LTI mix will be comprised as follows:
•25% Performance Cash
•25% Performance Share Units
•25% RSUs
•25% Restricted Cash
On behalf of the Compensation Committee, I would like to thank you for your support. Our Committee remains committed to the ongoing evaluation of executive compensation programs to ensure alignment with the interests of our stockholders and support of our business strategy. Thank you.
Sincerely,
Joe Laymon
Compensation Committee Chair

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Overview
We believe Peabody’s 2022 executive compensation program demonstrated our commitment to a pay-for-performance philosophy. This approach aligns with Peabody’s current business strategy and is designed to motivate and reward our leaders for long-term performance and enhanced company value. In addition, we continued to engage with and listen to our investors. We believe that our 2022 executive compensation program supported Peabody’s strategic objectives and was aligned with stockholder interests and the feedback provided by our owners during that engagement process. For 2023, we have reverted to a 3-year vesting period for all LTI awards. We have increased the weighting of equity in the award mix to 50%, with the remaining 50% of the award mix delivered in cash. We have maintained an even balance of performance-based LTI (weighted 50%) and time-based LTI (weighted 50%).
2022 Named Executive Officers
This Compensation Discussion and Analysis (the “CD&A”) explains the elements of the compensation of Peabody’s NEOs and describes the objectives and principles underlying Peabody’s executive compensation program and decisions made in fiscal year 2022. For fiscal year 2022, our NEOs were:

Name	Title
James C. Grech	President and Chief Executive Officer
Mark A. Spurbeck	Executive Vice President and Chief Financial Officer
Darren R. Yeates	Executive Vice President and Chief Operating Officer
Marc E. Hathhorn	President – U.S. Operations
Scott T. Jarboe	Chief Administrative Officer and Corporate Secretary
Business Highlights for 2022
Against the historic volatility of the past several years, 2022 brought its own challenges. Global conflict, weather events, and the lingering impacts of COVID-19 made access to secure, reliable energy critical across the globe. The company was able to respond to these challenges and opportunities and position itself for success. Our strong financial performance in 2022 has set a firm foundation for the future as we begin 2023.
•Building on last year’s success, we had a record low annual global injury rate across our mines. Three of our U.S. thermal mines had zero reportable incidents.
•Despite having to overcome extraordinary events in both the U.S. and Australia, we earned record financial results. Our total 2022 revenue increased to $4,982 million, a 50% increase from 2021, resulting in record net income attributable to common stockholders of $1,297 million. For the year, Adjusted EBITDA totaled $1,845 million, over twice prior year results.
•We continued to generate substantial Free Cash Flow from our diverse portfolio and took actions to increase our financial strength. We finished the year with no senior secured debt, retiring $1.1 billion in the year, and $1.3 billion of cash and cash equivalents.
•Within our Seaborne Thermal segment, we committed to further development work at Wambo UG which will extend the mine life to 2026.
•In our Seaborne Met segment, we completed the Moorvale South project, which adds incremental volumes and extends the mine life at the CMJV operations. We also commenced redevelopment of North Goonyella, a premium hard-coking coal longwall operation with over 70 million tons of reserves. We are investing in a new fit-for-purpose longwall kit for Shoal Creek, to be delivered in 2023, which will modernize the mine.
•Within the U.S. thermal segment, we strategically invested across the platform to capture near-term demand and add flexibility to the operations. We were able to extend the life of El Segundo/Lee Ranch in New Mexico with a new eight-year contract extension at attractive terms.

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•We had approximately $12 million of U.S. reclamation bond releases approved including final release on approximately 3,000 acres. In addition, we restored more than 2,300 acres in the year.
•Two of Peabody’s U.S. mines were acknowledged with the prestigious Sentinels of Safety Award from the National Mining Association. Twentymile was selected as the safest large underground coal mine and the Shoal Creek Preparation Plant won the small coal processing facility category.
•As we look to the future of energy and the role Peabody will play, we announced a 50 percent ownership in R3 Renewables. R3 Renewables is a renewable energy development company that will pursue the development of over 3.0 GW of solar PV and 1.5 GW of battery storage capacity over the next five years.
•We issued an enhanced ESG report with a revised climate statement, near-term greenhouse gas emission reduction targets, and improved cross-mapped metrics from multiple reporting frameworks.
Response to Last Year’s Say-on-Pay Vote
At the 2022 Annual Meeting, we conducted a Say-on-Pay vote in which we received 95% support. The Compensation Committee considered the result of the 2022 Say-on-Pay vote in making compensation decisions after the 2022 Annual Meeting, but it did not make any changes to our compensation policies or practices that were specifically driven by the 2022 Say-on-Pay vote.
Peabody engaged in open and constructive dialogue with its stockholders throughout 2022 and into 2023. The Board and the Compensation Committee value these discussions and will continue to engage with stockholders to receive feedback about our executive compensation programs.
In addition to stockholder engagement, we sought the advice of the Compensation Committee’s independent consultant and other external advisors.
The Compensation Committee determined that the 2022 overall structure of the executive compensation program was grounded in a pay-for-performance approach, was aligned with current business realities, and was designed to motivate and reward our leaders for long-term performance and enhanced company value.
Given stabilizing coal markets experienced during 2022, our Compensation Committee has approved changes to the 2023 long-term incentive program to begin migrating back to a structure that is more consistent with our pre-2021 compensation structure. As more fully discussed below, for 2023, all LTI awards will have a 3-year vesting period. In addition, we will increase the weighting of equity in the award mix to 50% with the remaining 50% of the award mix delivered in cash. Finally, we have maintained an even balance of performance-based LTI (weighted 50%) and time-based LTI (weighted 50%). We feel these changes will better align our compensation structure to changing market dynamics and will allow us to attract and retain the right talent and leadership to benefit the Company in the long-term.

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2022 Executive Compensation Program Structure
Our 2022 executive compensation program reflected a combination of base salary, annual cash incentives, and long-term incentives.
The graphs below display the 2022 target total direct compensation mix for our CEO and our other NEOs, as well as the portion that was performance-based. As shown in the graphs below, about 53% of the CEO’s target total direct compensation and, on average, about 48% of the target total direct compensation for the other NEOs was performance-based.

2022 Total Direct Compensation at Target
CEO
67%
Variable
LTI (RSUs)
14%
Base Salary
19%
LTI (RCUs)
14%
LTI (PCUs)
29%
Short-Term
Incentive
24%
53%
Performance
Based

2022 Total Direct Compensation at Target
Others NEOs
61%
Variable
LTI (RSUs)
13%
Base Salary
26%
LTI (RCUs)
13%
LTI (PCUs)
25%
Short-Term
Incentive
23%
48%
Performance
Based

Process for Determining 2022 NEO Compensation
Our executive compensation philosophy is comprised of the following core principles:
•Pay-for-performance;
•Short-term incentive plan (STIP) awards should be tied to the successful achievement of pre-established objectives that support our business strategy; and
•Long-term incentives should provide opportunities for executives to earn equity and cash compensation if certain pre-established long-term objectives are successfully achieved.
Summarized below are roles and responsibilities of the parties that participated in the development of Peabody’s 2022 executive compensation program:
Committees
The Compensation Committee and, as it relates to the CEO, the independent members of the Board (the “Special Committee” and together with the Compensation Committee, the “Committees”), had responsibility for overseeing our executive compensation framework. The Committees, working with the Committees’ independent compensation advisor (discussed further below), other advisors, and senior management, sought to align pay with performance and create incentives that reward operational excellence, safety, and financial management, and that ultimately are designed to create stockholder value.
The Committees’ responsibilities included:
•developing our executive compensation philosophy;
•approving base salaries and STIP and LTIP programs and opportunities;
•assessing performance and approving earned incentives;
•approving LTIP grants including performance goals and award terms; and
•approving severance programs and executive participation.
In making compensation decisions for 2022, the Committees reviewed the total compensation opportunity for each of our NEOs and determined base salaries and incentive targets, taking into consideration:

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•the breadth, scope, complexity and criticality of each NEO’s role;
•competitive market information;
•internal equity or roles of similar responsibilities, experience, and organizational impact;
•current compensation levels; and
•individual performance.
The Committees did not use a predetermined formula to make overall decisions but generally considered all of the above factors.
Management
For 2022, in relation to compensation, the role of the CEO was to review the performance of the other NEOs and make recommendations on base salary, STIP, and LTIP opportunities for the other NEOs. The CEO is not present during deliberations or voting with respect to his own compensation.
Independent Compensation Consultants
The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other advisor only after taking into consideration all factors relevant to that person’s independence from management and is directly responsible for the appointment, compensation arrangements, and oversight of the work of any such person. Under this authority, for 2022 the Compensation Committee engaged an independent compensation consultant, F.W. Cook, after assessing its independence. F.W. Cook does not provide any other services to us and its work in support of the Compensation Committee did not raise any conflicts of interest or independence concerns. F.W. Cook in general provided the Committees with competitive market information, assistance on evaluation of the peer group composition, input to incentive program design, and information on compensation trends. The Board conducts an annual review of the performance of F.W. Cook.
Competitive Market Information
Talent for senior-level management positions and key roles in the organization can be acquired across a broad spectrum of companies. As such, we utilized competitive market compensation information for 2022:
•as an input in developing base salary levels, STIP targets and LTIP award ranges;
•to evaluate the form and mix of equity awarded to NEOs;
•to assess the competitiveness of total direct compensation opportunities for NEOs;
•to evaluate share utilization by reviewing overhang levels and annual run rates;
•to evaluate share ownership guidelines;
•to validate whether our executive compensation program was aligned with our performance; and
•as an input in designing compensation plans, benefits and perquisite programs.
This competitive market information comes from both compensation surveys and a group of companies of similar size and/or complexity as us (the “Compensation Peer Group”), described in more detail in the following section. The survey data provided a significant sample size, included information for management positions below senior executives, and included other industries from which we might recruit for executive positions. The primary survey source was the Willis Towers Watson Executive Database. We did not select the constituent companies comprising this survey group, and the component companies’ identities were not a material factor in the applicable compensation analysis.
As stated above, while the Compensation Committee examined competitive market information from this survey and the Compensation Peer Group, competitive market information was not the sole factor in its decision-making process.
Compensation Peer Group
In determining the composition of the Compensation Peer Group, our Compensation Committee considered companies that were:
•direct business competitors;
•labor market competitors;

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•in a similar industry (for example, coal and consumable fuels, mining and metals, energy, and other companies subject to similar economic opportunities and challenges); and
•of a similar scale (with revenue and total assets generally within 1/3-times to 3-times the size of our company).

The following table illustrates the peer group developed as a result of this analysis:

2022 Compensation Peer Group (16)
ATI Inc.
Alliance Resource Partners, L.P.
Alpha Metallurgical Resources, Inc.
Antero Resources Corporation
Arch Resources, Inc.
B2Gold Corp.
Centerra Gold Inc.
Commercial Metals Company
Compass Minerals International, Inc.
CONSOL Energy Inc.
CVR Energy, Inc.
Kosmos Energy Ltd.
SM Energy Company
Southwestern Energy Company
Teck Resources Limited
Warrior Met Coal, Inc.

Alignment with Peer Median(1)
Total Assets ($M)
Peer Median $3,862
BTU $5,431
71st Percentile
Revenue ($M)
Peer Median $3,481
BTU $4,620
67th Percentile

 __________________________________
(1)Data is reflected as of the most recently reported four quarters at December 31, 2022 from S&P’s Capital IQ, specifically the last quarter of 2021 and the first three quarters of 2022; includes adjustments that may differ from GAAP reporting made by Capital IQ.
2022 NEO Compensation Determinations and Outcomes
The following discussion provides details of our executive compensation program determinations and outcomes for each of our NEOs during 2022.
Base Salaries
In general, we pay base salaries to the NEOs to provide them with a level of fixed income for their service to Peabody. Both Messrs. Grech and Yeates had no increase in base salary during 2022. Mr. Grech's salary remained at $1,000,000 and Mr. Yeates salary remained at $664,887(1). The following table shows the base salary adjustments that were made to the other NEO's during 2022.

Named Executive Officer	Base Salary as of December 31, 2021	Base Salary as of December 31, 2022	Overall % Change in 2022
Mark A. Spurbeck (2)	$530,400	$600,000	13%
Marc E. Hathhorn	$515,100	$530,000	3%
Scott T. Jarboe	$474,300	$490,000	3%
_________________________________
(1)Mr. Yeates is an Australian employee and his salary is paid in Australian Dollars (AUD). U.S. Dollar (USD) amounts in this Proxy Statement with respect to Mr. Yeates have been converted from AUD at a rate of 0.6775 USD to one AUD. The exchange rate represents the 12/30/2022 rate provided by the Reserve Bank of Australia
(2)In connection with his assumption of responsibilities for our IT and Shared Services departments beginning in November 2021, Mr. Spurbeck's base salary was increased to $600,000, effective January 1, 2022.

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Short-Term Incentive Program
The STIP is designed to reward company performance while encouraging management to continue to improve upon our excellent safety record. For 2022, the STIP design reflected an emphasis on our strategic priorities and our pay-for-performance approach. As part of our efforts to simplify the program and focus on metrics most aligned with our shareholders, Adjusted EBITDA - STIP was used as the primary financial metric in the short-term plan while Free Cash Flow - LTIP, or FCF - LTIP, was used in the long-term plan to avoid redundancy between the two plans.
The table below provides the definitions for and the purposes of the 2022 STIP performance metrics, which applied to the executive officers and certain other participants in the 2022 STIP:

Metric	Definition	Purpose
Adjusted EBITDA - STIP	This metric is based on Adjusted EBITDA of our consolidated enterprise, with a +/- 100% collar on seaborne sales net pricing variances, fuel pricing variances, and A$ variances.
•Drives management to maximize Adjusted EBITDA, the primary metric used to measure our segments’ operating performance.
•The collar is intended to focus management on operating performance while limiting exposure to pricing, fuel and foreign exchange volatility, both positive and negative.

TRIFR
The number of injuries that result in medical treatment, restricted work or lost time, divided by the number of hours worked (includes employees, contractors, and visitors), multiplied by 200,000 hours.
•Safety is a value that is integrated into our business, and is a leading measure of operational excellence and a critical culture and industry imperative.
Safety & Sustainability MS Conformance
Safety & Sustainability MS sets the expectations relating to safety and health for the organization. Safety & Sustainability MS aligns with CORESafetyTM (a National Mining Association framework) and is centered on three key areas of leadership and organization, risk management and assurance. Embedded in this framework is a requirement to audit conformance.

The 2022 STIP awards were designed so that no 2022 STIP award could exceed $5,000,000.
In 2022, Peabody delivered robust earnings due to historic high pricing and strong demand for our products. Peabody's results were impacted by several extraordinary factors that impacted our industry and our global operations. These extraordinary events included (but were not limited to):
•Significant Factors Negatively Impacting Supply (approximately $280 million of lost Adjusted EBITDA)
•Historic wet weather in Australia
◦Rainfall at some locations was nearly double its 10-year average which had the effect of severely constraining supply
•Government-mandated COVID quarantine rules in Australia created a significant shortage of labor which constrained supply
◦Quarantine-induced labor shortages were further exacerbated by structural labor shortages as a result of labor force contraction during the ongoing COVID-19 pandemic
•Powder River Basin rail service shortfalls
◦Disruptions in rail service limited the amount of coal we could bring to market
•Significant Factors Impacting Cost (approximately $70 million of lost Adjusted EBITDA)

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•Industry-wide inflationary pressure
◦Material, supplies and outside services (excluding fuel) inflation was greater than 10% (significantly above historical 2-3% average)
The Committee estimated the impact of these extraordinary events at over $350 million in lost Adjusted EBITDA based on compensable results under the 2022 STIP. The Compensation Committee determined that the executives should not be penalized by these extraordinary events given:
•The Company's strong financial performance in 2022
•Adjusted EBITDA, which is not collared for the impact of seaborne sales net pricing variances, fuel pricing variances, and Australian Dollar variances, was above $1.8 billion (the highest level in over 10 years)
•Exceptional return to stockholders with one-year TSR of over 150%
•Extraordinary events were outside control of the executive team
Given the above factors, the Compensation Committee determined it would be reasonable to make adjustments to the Adjusted EBITDA-STIP results for a portion (but not all) of the $350 million in lost Adjusted EBITDA. The Compensation Committee determined that an adjustment to the Adjusted EBITDA-STIP results of $256 million, which would result in the target level of achievement on the Adjusted EBITDA-STIP metric, would be appropriate, resulting in an overall STIP payout of 92.6% of target.
Summarized in the table below are: the weights for each 2022 STIP performance metric; threshold, target, and maximum performance expectations; actual results; and the achievement percentage for each performance metric, including the Committee adjustments for the impact of extraordinary events:

Metric	Weight	Threshold (75%)	Target (100%)	Maximum (150%)	Actual Results	Achievement	Committee Adjustments
							Adjusted Results	Achievement
Adjusted EBITDA - STIP ($ in millions)	80%	$891	$1,041	$1,191	$785	0.0%	$1,041	100.0%
Safety TRIFR	10%	1.63	1.26	0.88	1.13	117.1%	0.00(1)	0.0%
Safety & Sustainability MS	10%	Not more than two (2) open major non-conformances	Not more than one (1) open major non-conformance	Full conformance with all Safety & Sustainability MS elements and approved standards	97.6% Conformance	125.8%	–	125.8%
				Total Weighted Achievement		24.3%		92.6%
_________________________________
(1)The achievement for TRIFR is zero due to the fatality in August 2022 at the El Segundo Mine.

Name	December 31, 2022 Base Salary ($)	Target Opportunity as a % of Base Salary	2022 STIP Earned as a % of Target	2022 STIP Earned ($)
James C. Grech	1,000,000	125%	92.6%	1,157,250
Mark A. Spurbeck	600,000	90%	92.6%	499,932
Darren R. Yeates (1)	664,887	100%	92.6%	615,552
Marc E. Hathhorn	530,000	85%	92.6%	417,073
Scott T. Jarboe	490,000	80%	92.6%	362,914
_________________________________
(1)Mr. Yeates is an Australian employee and his salary and bonus are paid in Australian Dollars (AUD). U.S. Dollar (USD) amounts in this Proxy Statement with respect to Mr. Yeates have been converted from AUD at a rate of 0.6775 USD to one AUD. The exchange rate represents the 12/30/2022 rate provided by the Reserve Bank of Australia

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Long-Term Incentive Program

The 2022 LTIP for the NEOs was 50% performance-based and 50% time-based (with half of the time-based awards comprised of RSUs and the other half restricted cash). The awards generally vest ratably over a two-year period. Target aggregate LTIP award values were established for the NEOs as shown in the table below.
For 2023, we have reverted to a 3-year vesting period for all LTI awards due to the stabilization in the market for our products and other improving market conditions. We have increased the weighting of equity in the award mix to 50%, with the remaining 50% of the award mix delivered in cash. We have maintained an even balance of performance-based LTI (weighted 50%) and time-based LTI (weighted 50%). To summarize, the 2023 LTIP mix will be comprised as follows:

•25% Performance Cash
•25% Performance Share Units
•25% RSUs
•25% Restricted Cash

Name	Target Value of 2022 LTIP Award
James C. Grech	$2,940,000
Mark A. Spurbeck	$1,100,000
Darren R. Yeates	$1,250,000
Marc E. Hathhorn	$1,030,200
Scott T. Jarboe	$950,000

Performance Awards were granted to the NEOs for a performance period beginning on January 1, 2022, and ending December 31, 2023. The LTIP includes Performance Awards to provide strong linkage to Company performance based on the metrics described below. The Compensation Committee determined that a two-year performance period was appropriate for the 2022 LTIP due to market conditions that made it difficult to set appropriate multi-year performance goals.

The table below provides definitions for and the purposes of the performance metrics applicable to both 2021 and 2022 performance-based cash awards:

Metric	Definition	Purpose
Free Cash Flow - LTIP
Net Cash Provided By/Used In Operating Activities +\- Net Cash Provided By/Used In Investing Activities (as disclosed in our public filings with the SEC). Calculations may be subject to adjustment provisions for material transactions or events.
•All-encompassing measure of Company performance by incorporating earnings, capital expenditures, interest, taxes and working capital. •Drives performance to maximize returns on capital investments.
Environmental Reclamation
•A ratio of reclaimed graded acres vs. disturbed acres, where “graded” means returning the land to the final contour grading prior to soil replacement and “disturbed” means new acres impacted for mining purposes; and
•Payout is based on a straight average of annual two-year performance.
Encourages commitment to reclamation and reduction of mining footprint, and, more broadly, a commitment to environmental and social responsibility, by incentivizing management to maximize acres reclaimed versus disturbed.

Earned 2022 Performance-based Cash Award for One-Year Period

The Free Cash Flow - LTIP metric (which has a weighting of 80%) has a bifurcated performance period with 50% paying out after year one based on the achievement of the one-year FCF - LTIP performance period and the remaining 50% paying out after year two based on the achievement of the two-year FCF - LTIP performance period. The Environmental Reclamation metric (which has a weighting of 20%) pays at the end of the two-year performance period. The maximum achievement for Environmental Reclamation will be capped at target with

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the 2-year FCF - LTIP achievement used as a modifier to exceed target. If the Environmental Reclamation ratio is at target or higher and FCF - LTIP is above target, then Environmental Reclamation target achievement will be multiplied by the FCF - LTIP achievement; otherwise, no adjustment will be made.

Summarized in the top table below is the weight for the one-year 2022 Free Cash Flow - LTIP performance metric and threshold, target and maximum performance expectations. Historically, the Company has made both positive and negative adjustments to the incentive payout calculations. During 2022, the Company posted $125 million of net cash margin relating to its economic hedging arrangements due to the extreme volatility in coal pricing decreasing its Free Cash Flow. The budget used to set the target metrics assumed $89 million of net cash margin returned or a difference of $214 million. As the net cash margin posted is tied to unrealized mark-to-market charges in the period, the impact of net cash margin has been excluded from the calculation of Free Cash Flow - LTIP for purposes of the performance metric. Additionally, the budget used to set the target metrics assumed $121 million of cash collateral posted to support reclamation bonding requirements reducing Free Cash Flow. Actual results reflect $111 million of cash collateral posted under the Collateralized Letter of Credit Agreement to support reclamation bonding requirements. As this cash collateral is treated as restricted cash, it is excluded from Free Cash Flow. As a result, the $121 million of cash collateral assumed in the budget has been included in Free Cash Flow - LTIP for purposes of the performance metric. These adjustments had no impact to the overall achievement as the unadjusted results were above the maximum payout. Summarized in the bottom table below is the year 1 payout amounts to the Named Executive Officers.

Metric (2022)	Weight	Threshold	Target	Maximum	Actual
Free Cash Flow - LTIP	40%	$226M	$426M	$626M	$1,238M
Payout as a Percent of Target		50%	100%	150%	150%

Name	Full Award Granted ($)	Year 1 Weighting	Metric Payout of Target	Weighted Payout	Year 1 Payout ($)
James C. Grech	1,470,000	40%	150%	60%	882,000
Mark A. Spurbeck	550,000	40%	150%	60%	330,000
Darren R. Yeates	625,000	40%	150%	60%	375,000
Marc E. Hathhorn	515,100	40%	150%	60%	309,060
Scott T. Jarboe	475,000	40%	150%	60%	285,000

Restricted Stock Unit Award

RSUs generally represent the right to receive a defined number of shares of our Common Stock after completing a service period established at the time of grant. RSUs granted to the NEOs in 2022 generally vest ratably on each of the first two anniversaries of the grant date, subject to continued employment. The Compensation Committee believes RSUs are important because they link compensation to stock price performance, promote retention, and build executive ownership and alignment with stockholders. A one-time stretch incentive was included in the 2022 RSU award that provides our named executive officers with the opportunity to double their target RSU award for exceeding a stretch two-year Adjusted EBITDA goal aligned to the Company's long-term strategic plan, with shares delivered in February 2024 if the performance goal is met. This stretch Adjusted EBITDA feature was not included in the 2023 RSU grant.

Restricted Cash Award

Restricted cash awards granted to the NEOs in 2022 generally vest ratably on each of the first two anniversaries of the grant date, subject to continued employment. The Compensation Committee believes the restricted cash awards are important to enhance certainty in the program (recognizing the significant level of volatility in our stock) and addresses the need to retain our executive leadership team during a period of significant industry uncertainty.
Earned 2021 Performance-based Cash Award for Two-Year Period

Summarized in the table below are the weightings for the two-year 2021 Free Cash Flow - LTIP and environmental reclamation performance metrics and threshold, target and maximum performance expectations. Historically, the Company has made both positive and negative adjustments to the incentive payout calculations. During 2022, the Company posted $125 million of net cash margin relating to its economic hedging arrangements due to the extreme volatility in coal pricing decreasing its Free Cash Flow. The budget used to set

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the target metrics did not assume any net cash margin posted. As the net cash margin posted is tied to unrealized mark-to-market charges in the period, the impact of net cash margin has been excluded from the calculation of Free Cash Flow - LTIP for purposes of the performance metric. As a result, the impact has been excluded from Free Cash Flow - LTIP for purposes of the performance metric. This adjustment had no impact to the overall achievement as the unadjusted results were above the maximum payout. Summarized in the bottom table below is the year 2 payout amounts to the Named Executive Officers.

Metric (2021)	Weight	Threshold	Target	Maximum	Actual
Free Cash Flow - LTIP	67%	($388M)	($263M)	$—	$1,679M
Environmental Reclamation	33%	0.50	0.75	**	1.09
Payout as a Percent of Target		50%	100%	150%	150%

Name	Full Award Granted ($)	Year 2 Weighting	Metric Payout of Target	Weighted Payout	Year 2 Payout ($)
James C. Grech	N/A	N/A	N/A	N/A	N/A
Mark A. Spurbeck	312,000	60%	150%	90%	280,800
Darren R. Yeates	490,000	60%	150%	90%	441,000
Marc E. Hathhorn	303,000	60%	150%	90%	272,700
Scott T. Jarboe	186,000	60%	150%	90%	167,400
Earned Performance Unit Awards for 2020 Grant
With respect to the performance units for the 2020 grant, the overall performance was 185.43% as noted below and shares were paid out in February 2023:

Metric	Threshold	Target	Maximum	Weighting	2020 - 2022 Actual	Metric Payout of Target	Weighted Payout
Return on Invested Capital ("ROIC") (1)	5.0%	10.0%	15.0%	80%	21.2%	200.0%	160.00%
Environmental Reclamation	0.8 to 1	1.0 to 1	1.2 to 1	20%	1.05	127.2%	25.43%
Relative Total Shareholder Return ("RTSR") Payout Modifier	-25%	No Change	+25%		No Change		—
Payout as a Percent of Target	50%	100%	200%				185.43%
_________________________________
(1)ROIC is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Appendix B to this Proxy Statement.
Annual ROIC was (5.2%), 21.5% and 47.2% for the years 2020-2022, respectively, after adjusting for impacts relating to economic hedging arrangements, as described below. Average ROIC for the period 2020-2022 was 21.2%, as adjusted.

Historically, the Company has made both positive and negative adjustments to the incentive payout calculations. In 2022, the Company recorded unrealized mark-to-market charges of $36 million and posted $125 million of net cash margin relating to its economic hedge positions. As the net cash margin posted is tied to unrealized mark-to-market charges in the period, the impacts have been excluded from the calculation of ROIC for purposes of the Performance Unit Awards. These adjustments had no impact to the overall achievement as the unadjusted results were above the maximum payout.

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Name	Granted Shares	Weighted Payout	Payout Shares
James C. Grech	N/A	N/A	N/A
Mark A. Spurbeck	40,800	185.43%	75,655
Darren R. Yeates	N/A	N/A	N/A
Marc E. Hathhorn	60,600	185.43%	112,370
Scott T. Jarboe	22,409	185.43%	41,553
Executive Compensation Policies and Practices
Benefits
In 2022, NEOs participated in benefit plans generally available to the broader employee group.
Perquisites
In 2022, we provided limited perquisites that the Committees believed were necessary to enable the NEOs to perform their responsibilities safely and efficiently. The limited perquisites utilized by our NEOs in 2022 are explained in the footnotes to the All Other Compensation table on page 46.
Share Ownership Requirements
We have share ownership requirements for our NEOs, which are designed to align their long-term financial interests with those of our stockholders. The NEO share ownership requirements are as follows:

Role	Value of Common Stock to be Owned
CEO	5 times base salary
Other NEOs and Executive Officers Designated by the Board of Directors	3 times base salary
If, at any time, a NEO does not meet his or her ownership requirement, such NEO is required to hold any shares of our stock owned by such NEO and 50% of net shares received as the result of the exercise, vesting or payment of any equity award until the requirement is met. For this purpose, “net shares” means the shares that remain after shares are sold or withheld to satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award. As of December 31, 2022, all NEOs were in compliance with the requirement to retain 50% of shares received as the result of the exercise, vesting, or payment of any equity award until such NEO’s ownership requirement is met.
Prohibition on Hedging or Pledging of Company Stock
Our Insider Trading Policy prohibits our directors and all our employees, including our NEOs, from entering into hedging transactions involving our stock, and from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan. Prohibited hedging transactions specifically include transactions involving the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds.
Clawback Provisions
In 2018, our Compensation Committee approved a revised, stand-alone clawback policy designed to align with the prevailing market practice with respect to clawback policies. Under this policy, subject to certain exceptions, if Peabody is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, and the Board determines any current or former Section 16 officer of Peabody who received certain incentive-based compensation (including STIP, equity and cash-based long-term incentive awards) has willfully committed an act of fraud, dishonesty, or intentional disregard of Company policies in the performance of his or her duties as a Section 16 officer that contributed to the noncompliance that resulted in Peabody’s obligation to prepare the accounting restatement, the Board may recover from each such culpable officer “excess incentive-based compensation.” For this purpose, excess incentive-based compensation generally is the amount of incentive-based compensation received by the

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culpable officer in excess of the amount that otherwise would have been received had such incentive-based compensation been determined based on the accounting restatement. The clawback policy applies to incentive-based compensation for which the applicable performance period ended (or, for stock options, the grant was made) in, or in the three years prior to, the year in which the Board determines that an accounting restatement is required. The SEC has recently finalized new rules directing the NYSE and other stock exchanges to adopt requirements for listed companies to develop and implement clawback policies. The NYSE recently proposed its rule to conform closely to the applicable language of the SEC rules. Our Compensation Committee will review our existing clawback policy to ensure that it is in compliance with the final NYSE rule once effective.
Executive Severance Plan
On February 21, 2019, the Board adopted the Peabody Energy Corporation 2019 Executive Severance Plan, effective as of January 1, 2019 (the “2019 Severance Plan”). The 2019 Severance Plan revised and replaced the Peabody Energy Corporation 2015 Amended and Restated Executive Severance Plan. The 2019 Severance Plan provides for severance payments and benefits to the NEOs upon certain qualifying terminations of employment by Peabody without “Cause,” or by the NEO for “Good Reason” (as such key terms are defined in the 2019 Severance Plan). For more information about the 2019 Severance Plan, see “Potential Payments upon Termination or Change in Control.”

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Gorman, Laymon, and Miller served on our Compensation Committee during 2022. None of these committee members is a current or former Peabody officer or employee. In addition, none of our executive officers served during 2022 as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board or Compensation Committee. No member of the Compensation Committee has ever served as an officer or employee of the Company or any of its subsidiaries or had any relationship during the fiscal year ended December 31, 2022, that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the above section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC and incorporated by reference in Peabody’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
MEMBERS OF THE COMPENSATION COMMITTEE:
JOE W. LAYMON, CHAIR
STEPHEN E. GORMAN
DAVID J. MILLER

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RISK ASSESSMENT IN COMPENSATION PROGRAMS
The Compensation Committee periodically reviews our compensation programs for features that might encourage inappropriate risk-taking. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment without encouraging undue risk.
In 2022, we conducted, and the Compensation Committee reviewed, a comprehensive global risk assessment. The risk assessment included a global inventory of incentive plans and programs and considered factors such as the plan metrics, number of participants, maximum payments, and risk mitigation factors. Based on the review, we believe our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Peabody.

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EXECUTIVE COMPENSATION TABLES
2022 Summary Compensation Table
The following table summarizes the compensation of our Named Executive Officers for the years ended December 31, 2022, 2021 and 2020, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
James C. Grech	2022	1,000,000	—	734,991		2,039,250	37,055	3,811,296
President and	2021	583,333	1,000,000	1,499,999		1,027,111	128,829	4,239,272
Chief Executive Officer
Mark A. Spurbeck	2022	600,000	128,000	274,995		1,110,732	25,914	2,139,641
Executive Vice President	2021	527,800	260,000	155,999		820,270	31,002	1,795,071
and Chief Financial Officer	2020	488,482	—	521,028		111,618	15,524	1,136,651
Darren R. Yeates(5)	2022	664,887	122,500	312,496		1,431,552	13,298	2,544,733
Executive Vice President	2021	700,000	—	244,999		1,276,940	—	2,221,939
and Chief Operating Officer	2020	217,474	600,000	78,155	'(6)	116,667	—	1,012,295
Marc E. Hathhorn	2022	526,275	75,750	257,543		998,833	511,661	2,370,062
President—U.S. Operations	2021	512,575	—	151,498		796,608	723,690	2,184,371
	2020	505,000	97,500	1,073,832		93,534	40,923	1,810,789
Scott T. Jarboe	2022	490,000	81,500	237,494		815,314	25,631	1,649,939
Chief Administrative Officer and Corporate Secretary	2021	471,975	—	92,998		644,410	24,701	1,234,083

_________________________________
(1)Amounts in the Bonus column reported for 2022 represent the earned portion of the restricted cash award granted on January 4, 2021 for Messrs. Spurbeck, Yeates, Hathhorn, and Jarboe as well as the earned portion of the restricted cash award granted on March 1, 2021 for Messrs. Spurbeck and Jarboe.
(2)Amounts in the Stock Awards column reported for 2022 represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”).
(3)Amounts in this column reported for 2022 represent awards earned under the 2022 STIP based on actual performance and the earned performance cash award for the one-year and two-year performance periods as follows:

NEO	Short-term Incentive	2022 Performance-based cash award earned for 1-year performance period	2021 Performance-based cash award earned for 2-year performance period	Total
James C. Grech	1,157,250	882,000	N/A	2,039,250
Mark A. Spurbeck	499,932	330,000	280,800	1,110,732
Darren R. Yeates	615,552	375,000	441,000	1,431,552
Marc E. Hathhorn	417,073	309,060	272,700	998,833
Scott T. Jarboe	362,914	285,000	167,400	815,314
(4)Amounts in this column reported for 2022 are described in the All Other Compensation table.
(5)Mr. Yeates is an Australian employee and his salary and bonus are paid in Australian Dollars (AUD). U.S. Dollar (USD) amounts in this Proxy Statement with respect to Mr. Yeates have been converted from AUD at a rate of 0.6775 USD to one AUD. The exchange rate represents the 12/30/2022 rate provided by the Reserve Bank of Australia.
(6)Represents non-employee director DSU awards granted in fiscal 2020.

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All Other Compensation
The following table sets forth detailed information regarding the 2022 amounts reported in the All Other Compensation column of the 2022 Summary Compensation Table above.

Name	Group Term Life Insurance ($)	Registrant Contributions for Qualified 401(k) Plan ($) (1)	Tax Gross-Ups ($) (2)	Perquisites ($) (3)	Relocation ($) (4)	Tax Equalization Payments ($) (5)	Total ($)
James C. Grech	7,524	15,250	6,519	—	7,762	—	37,055
Mark A. Spurbeck	1,514	24,400	—	—	—	—	25,914
Darren R. Yeates	—	13,298	—	—	—	—	13,298
Marc E. Hathhorn	2,043	24,400	53,822	7,393	—	424,003	511,661
Scott T. Jarboe	1,231	24,400	—	—	—	—	25,631
_________________________________
(1)Represents employer contributions to the Company’s qualified 401(k) plan. For Mr. Yeates, amount represents discretionary contribution made to his superannuation which has been converted to USD based on the 12/30/2022 exchange rate of 0.6775 from the Reserve Bank of Australia.
(2)Represents a tax gross-up on Mr. Hathhorn's expenses related to his expatriate assignment and Mr. Grech's relocation.
(3)Represents cost of Mr. Hathhorn's tax return preparation services.
(4)Represents Mr. Grech's relocation costs, specifically vehicle and travel expenses.
(5)Represents both Mr. Hathhorn's U.S. and foreign taxes paid less hypothetical tax withholding. Consistent with our treatment of U.S. employees on an expatriate assignment, we provide the same tax equalization benefits to NEOs on expatriate assignments to keep them tax neutral.
2022 Grants of Plan-Based Awards
The following table summarizes grants to the NEOs of plan-based awards during the year ended December 31, 2022. The table includes RSU awards, performance-based cash awards, and 2022 STIP opportunities as approved by the Committees.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
James C. Grech
	(1)	62,500	1,250,000	1,875,000	—	—
	1/3/2022(2)	147,000	1,470,000	2,205,000	64,814	734,991
Mark A. Spurbeck
	(1)	27,000	540,000	810,000	—	—
	1/3/2022(2)	55,000	550,000	825,000	24,250	274,995
Darren R. Yeates
	(1)	33,244	664,887	997,331	—	—
	1/3/2022(2)	62,500	625,000	937,500	27,557	312,496
Marc E. Hathhorn
	(1)	22,525	450,500	675,750	—	—
	1/3/2022(2)	51,510	515,100	772,650	22,711	257,543
Scott T. Jarboe
	(1)	19,600	392,000	588,000	—	—
	1/3/2022(2)	47,500	475,000	712,500	20,943	237,494
_________________________________
(1) Represents the potential payouts under the 2022 STIP. For the 2022 STIP, the target award represents the award payable upon achievement of the performance measures (Adjusted EBITDA, TRIFR and Safety and Sustainability) described above in the CD&A under the subheading “Short-term Incentive Program" at 100% of the specified performance measures. The maximum award represents 150% of the target award value and the threshold award represents 5% of the target award value (that is, the result if the lowest weighted metric met the threshold). Actual payouts under the 2022 STIP are included in the 2022 Summary Compensation Table.
(2)Represents the potential payouts of the performance-based cash awards. The target award represents the award payable upon achievement of the performance measures (Free Cash Flow and Environmental Reclamation). The maximum award represents 150% of the target award value and the threshold award represents 10% of the target award value (that is, the result if the lowest weighted

Peabody | Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	46

metric met the threshold). Actual payouts of the performance-based cash awards for the one-year performance period are included in the 2022 Summary Compensation Table.
(3) Represents RSU awards granted in fiscal 2022. The material terms of these awards are described beginning on page 38.
(4) Represents the grant date fair value of stock awards determined in accordance with FASB ASC Topic 718.
Outstanding Equity Awards at 2022 Fiscal Year-End
The table below sets forth details about the outstanding equity awards for each of the NEOs as of December 31, 2022. We note that the amount ultimately realized from outstanding equity awards typically varies based on many factors, including stock price fluctuations and stock sales.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
James C. Grech	06/01/2021	134,953	3,565,458	—	—
	01/03/2022	64,814	1,712,386	—	—
Mark A. Spurbeck	01/02/2020	7,174	189,537	—	—
	01/22/2020	4,825	127,477	—	—
	07/01/2020	10,884	287,555	81,600	2,155,872
	01/04/2021	26,530	700,923	—	—
	01/03/2022	24,250	640,685	—	—
Darren R. Yeates	01/04/2021	41,666	1,100,816	—	—
	01/03/2022	27,557	728,056	—	—
Marc E. Hathhorn	01/02/2020	13,466	355,772	121,200	3,202,104
	01/04/2021	25,765	680,711	—	—
	01/03/2022	22,711	600,025	—	—
Scott T. Jarboe	01/02/2020	5,883	155,429	44,818	1,184,092
	04/01/2020	5,434	143,566	—	—
	01/04/2021	15,816	417,859	—	—
	01/03/2022	20,943	553,314	—	—
_________________________________
(1)The RSU award granted to Mr. Grech on June 1, 2021 vests ratably on the first three anniversaries of the grant date. The RSU awards granted on January 3, 2022 for Mr. Grech, Mr. Spurbeck, Mr. Yeates, Mr. Hathhorn, and Mr. Jarboe vest ratably on January 3, 2023 and January 3, 2024. The RSU awards granted on January 4, 2021 for Mr. Spurbeck, Mr. Yeates, Mr. Hathhorn, and Mr. Jarboe vest ratably on January 4, 2022 and January 4, 2023. For awards granted prior to 2021, these RSU awards generally vest ratably on the first three anniversaries of the grant date, except that the RSU award for Mr. Spurbeck with a January 22, 2020 grant date vests on January 22, 2021, January 2, 2022 and January 2, 2023, the RSU award for Mr. Spurbeck with a July 1, 2020 grant date vests on July 1, 2021, January 2, 2022, and January 2, 2023, and the RSU award for Mr. Jarboe with a April 1, 2020 grant date vests on April 1, 2021, January 2, 2022, and January 2, 2023.
(2)Market value was calculated based on the closing market price per share of our Common Stock on the last trading day of 2022 ($26.42 per share).
(3)These PSU awards vest following a three-year performance period based on the relative achievement of the applicable performance objectives.

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2022 Option Exercises and Stock Vested
The following table summarizes the RSU awards that vested during fiscal 2022 for each of the NEOs, based on the closing market price per share of our Common Stock on the date of vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James C. Grech	67,476	1,700,395
Mark A. Spurbeck	47,335	521,637
Darren R. Yeates	59,167 ¹	796,637
Marc E. Hathhorn	67,575	754,219
Scott T. Jarboe	28,536	317,278
_________________________________
(1)Includes 17,500 vested DSUs earned as a member of the Board of Directors that were released on 7/6/22.

2019 Severance Plan
The 2019 Severance Plan, which was in effect for all of 2022, was adopted to provide transitional assistance to certain senior executives whose employment is terminated by us (for reasons other than cause, death or disability) or by the senior executive for good reason.
The following table highlights the key provisions of the 2019 Severance Plan in effect during 2022 (certain terms used in the following table are defined in the 2019 Severance Plan):

Element	Severance Plan Provisions
NEOs Covered	All NEOs.
Term of Arrangement
The 2019 Severance Plan may be modified, amended or terminated at any time by the Board without notice to plan participants (“Participants”) with certain exceptions.
The 2019 Severance Plan may not be modified, amended or terminated in a manner adverse to Participants as of the date of the modification, amendment, or termination without six months’ advance written notice of such modification, amendment, or termination. For a period of two years following a Change in Control, the 2019 Severance Plan For a period of two years following a Change in Control, the 2019 Severance Plan may not be discontinued, terminated, or amended in such a manner that decreases the Severance Payment payable to any Participant or that makes any provision less favorable for any Participant without the consent of the Participant.
Either Peabody or the executive may terminate employment at any time for any reason (other than for cause) by delivery of notice 90 days in advance of the termination date.

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Element	Severance Plan Provisions
Severance Benefits
Upon termination other than for cause or upon resignation for good reason, severance is equal to a 1.5x multiplier for the NEOs and 2x for the CEO (or, in the event termination occurs within two years after a Change in Control, the severance multiplier changes to 2x for the NEOs and 2.5x for the CEO) of the sum of:
•base salary;
•average annual cash incentive award paid for the three years preceding the year of termination; and
•6% of base salary for Mr. Hathhorn, as the only grandfathered participant (to compensate for Company contributions he otherwise would have earned under our 401(k) plan).
Upon termination other than for cause or upon resignation for good reason, the executive is also entitled to a pro-rata portion of the current-year annual incentive based upon actual performance for the year in which termination occurs, as well as certain medical and other benefits for up to 18 months.

Restrictive Covenants (post-termination)
Confidentiality (perpetual).
Non-compete (1 year).
Non-solicitation (1 year).
Breach will result in forfeiture of any unpaid amounts or benefits; executive will be required to repay any portion of the severance payment previously paid to him or her.

Tax Gross-Ups	None.

While Mr. Yeates has not entered into the Company’s standard form of participation agreement for executive officers of the Company (a “Participation Agreement”) under the 2019 Severance Plan, Mr. Yeates is required pursuant to his Employment Agreement to comply with the terms of the 2019 Severance Plan and Participation Agreement during his employment and may be entitled to the benefits set forth in the 2019 Severance Plan upon certain terminations of his employment, subject to Mr. Yeates’ satisfaction of the requirements set forth in his Employment Agreement, the 2019 Severance Plan and Participation Agreement.
The table set forth on page 51 reflects the amount of compensation that would have been payable to the NEOs in the event of termination of employment, including certain benefits upon an involuntary termination related to a Change in Control, under the terms of the 2019 Severance Plan and equity award agreements, as applicable. Certain terms used in the chart are defined in the 2019 Severance Plan or applicable award agreement. The amounts shown assume a termination effective as of December 31, 2022. The actual amounts that would be payable can be determined only at the time of the NEO’s termination.
Under the award agreement applicable to RSU and restricted cash awards, such awards generally vest in full on the grantee’s death or “disability” (as defined in the award agreement). If the grantee becomes eligible for “retirement” (as defined in the award agreement) after the grant date, the award will begin to vest on a quarterly basis (rather than an annual basis), still generally subject to continued employment.
Under the award agreements applicable to the PSU and performance-based cash awards, in the event of the grantee’s termination of service on account of death or “disability” (as defined in the award agreement), such awards generally become earned and vest on the basis of the relative achievement of the applicable performance goals for the entire performance period. In the event of a grantee’s termination of service on account of “retirement” (as defined in the award agreement), or on account of a termination without “cause” or for “good reason” (as each such term is defined in the award agreement), other than following a change in control, a pro-rata portion of the PSUs and performance-based cash awards will vest, based on the number of days that the grantee provided services to Peabody or a subsidiary during the performance period and the relative achievement of the applicable performance goals for the entire performance period.

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Generally, in the event of a “change in control” (as defined for purposes of the awards), if outstanding equity awards are continued, assumed, or replaced by the acquiring or surviving entity, unless otherwise determined by the Compensation Committee, the Compensation Committee will either (1) make such adjustment to the awards then outstanding as the Compensation Committee deems appropriate to reflect the change in control or (2) cause any such outstanding awards to be replaced and/or substituted by new rights by the acquiring or surviving entity after the change in control. If the awards are not to be assumed in the change in control, the Compensation Committee will generally cancel such awards in exchange for consideration (whether in cash or other property) based on the price paid per share as part of the change in control, and the Compensation Committee may in such circumstances convert the awards into cash-settled awards based on the value of the consideration Peabody’s stockholders receive in the change in control, as determined by the Compensation Committee in compliance with Section 409A of the Code.
If a grantee’s service is terminated without “cause” or for “good reason” within two years after a change in control, outstanding equity and restricted cash awards held by such grantee will generally vest in full. PSUs and performance-based cash awards will generally vest in such circumstances based on the relative achievement of the applicable performance goals for the full performance period.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
(as of December 31, 2022)

Name and Event of Termination	Cash Severance ($)	Continued Benefits and Perquisites ($)	Other Cash Payment ($)	Accelerated and/or Continued Vesting/ Earnout of Unvested Equity Compensation ($) (1)	Excise Tax Gross-up or Cut-back ($)	Total ($)
James C. Grech
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	4,097,250	5,277,844	—	9,375,094
Involuntary Termination “Without Cause” or “For Good Reason” (3)	4,500,000	15,104	3,362,250	—	—	7,877,354
Involuntary Termination Related to a Change in Control (4)	5,625,000	15,104	4,097,250	5,277,844	—	15,015,198
Mark A. Spurbeck
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	2,008,732	3,944,982	—	5,953,714
Involuntary Termination “Without Cause” or “For Good Reason” (3)	1,368,703	21,485	1,605,732	1,998,805	—	4,994,725
Involuntary Termination Related to a Change in Control (5)	1,824,937	21,485	2,008,732	3,944,982	—	7,800,136
Darren R. Yeates (7)
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	2,429,052	1,828,872	—	4,257,924
Involuntary Termination “Without Cause” or “For Good Reason” (3)	2,471,741	—	1,994,052	—	—	4,465,793
Involuntary Termination Related to a Change in Control(5)	3,295,654	—	2,429,052	1,828,872	—	7,553,578
Marc E. Hathhorn
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	1,795,723	4,605,323	—	6,401,046
Involuntary Termination “Without Cause” or “For Good Reason” (3)	1,417,880	21,485	1,462,423	2,968,815	—	5,870,603
Involuntary Termination Related to a Change in Control (6)	1,890,506	21,485	1,795,723	4,605,323	—	8,313,037
Scott T. Jarboe
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	1,561,814	2,367,998	—	3,929,812
Involuntary Termination “Without Cause” or “For Good Reason” (3)	1,118,536	7,803	1,242,814	1,097,830	—	3,466,983
Involuntary Termination Related to a Change in Control (5)	1,491,382	7,803	1,561,814	2,367,998	—	5,428,997
_________________________________
(1)Reflects the value the NEO could realize as a result of the accelerated vesting of unvested RSUs and accelerated or continued vesting of unvested PSUs. Value attributed to RSU and PSU awards is based on the December 30, 2022 closing stock price of $26.42.
(2)For all NEOs, compensation payable upon death or disability would include: (1) accrued but unused vacation; (2) earned but unpaid STIP for the year of termination; and (3) the value the NEO could realize as a result of the accelerated or continued vesting of any

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unvested RSUs, PSUs, restricted cash and performance-based cash awards. Amounts do not include life insurance payments in the case of death.
(3) For all NEOs, compensation payable would include: (1) severance payments of 1.5 times (or 2 times for Mr. Grech) base salary; (2) a payment equal to 1.5 times (or 2 times for Mr. Grech) the average of the actual annual incentives paid in the three prior years; (3) a payment equal to 1.5 times 6% of base salary for Mr. Hathhorn to compensate the NEO for Company contributions the NEO otherwise might have received under our 401(k) plan (excluding Mr. Grech, Mr. Spurbeck, Mr. Yeates and Mr. Jarboe); (4) any earned but unpaid annual incentive for the year of termination; (5) continuation of benefits for 18 months (excluding Mr. Yeates); and (6) the value that could be realized based on vesting of outstanding RSU, PSU, restricted cash and performance-based cash awards.
(4)For the CEO, compensation payable would include: (1) severance payments of two and one half times base salary; (2) a payment equal to two and one half times the average of the actual annual incentives paid in the three prior years; (3) any earned but unpaid annual incentive for the year of termination; (4) continuation of benefits for 18 months; and (5) the value that could be realized based on vesting of outstanding RSU, PSU, restricted cash and performance-based cash awards.
(5)For Mr. Yeates, Mr. Spurbeck, and Mr. Jarboe, compensation payable would include (1) severance payments of two times base salary; (2) a payment equal to two times the average of the actual annual incentives paid in the three prior years; (3) any earned but unpaid annual incentive for the year of termination; (4) continuation of benefits for 18 months; and (5) the value that could be realized based on vesting of outstanding RSU, PSU, restricted cash and performance-based cash awards.
(6)For Mr. Hathhorn, compensation payable would include (1) severance payments of two times base salary; (2) a payment equal to two times the average of the actual annual incentives paid in the three prior years; (3) ) a payment equal to two times 6% of base salary to compensate Mr. Hathhorn for company contributions Mr. Hathhorn otherwise might have received under our 401(k) plan; (4) a pro-rata, current-year annual incentive based upon actual performance for the year in which termination occurs; (5) any earned but unpaid annual incentive for the year of termination; (6) continuation of benefits for 18 months; and (7) the value that could be realized based on vesting of outstanding RSU, PSU, restricted cash and performance-based cash awards.
(7)Mr. Yeates is an Australian employee and his salary and bonus are paid in Australian Dollars (AUD). U.S. Dollar (USD) amounts in this Proxy Statement with respect to Mr. Yeates have been converted from AUD at a rate of 0.6775 USD to one AUD. The exchange rate represents the 12/30/2022 rate provided by the Reserve Bank of Australia.

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PAY RATIO DISCLOSURE
The pay ratio information is provided pursuant to the SEC’s guidance under Item 402(u) of Regulation S-K. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. The pay ratio was not used to make management decisions and the Board does not use this pay ratio to determine executive compensation adjustments.
Methodology to Determine Median Employee
As permitted by SEC rules, we used the same median employee that was identified in the preparation of our pay ratio disclosure in 2021 because we believe there has been no change in our employee population or compensation arrangements that would result in a significant change to our pay ratio disclosure. Further, there has been no change in the circumstances of the employee identified as the median employee in 2021.
In 2021, we identified our median employee for purposes of the pay ratio disclosure. In determining such median employee, we evaluated our 3,211 U.S. and 1,908 non-U.S. employees (other than our CEO) as of December 31, 2021 (the “Determination Date”). From this total number, we excluded 4 non-U.S. employees (consisting of four employees in China, or collectively 0.08% of our total workforce), in accordance with a de minimis exception. The remaining 5,115 employees consisted of all of our full-time, part-time and temporary employees (other than our CEO) in the United States and Australia as of the Determination Date. The median employee was selected using a total cash compensation approach, consisting of base salary, overtime, and target short-term incentive levels for the period beginning on January 1, 2021, and ending on December 31, 2021, and salaries were annualized for employees who were not employed for all of 2021 as permitted by the applicable rules.
Median Employee to CEO Pay Ratio
For 2022, we calculated annual total compensation for the median employee using the same methodology as for our NEOs as described in the 2022 Summary Compensation Table within this Proxy Statement. The ratio of the annual total compensation of our median employee to the annual total compensation of our CEO is shown below:

Individual	Annual Total Compensation
James C. Grech President and Chief Executive Officer	$3,811,296
Median Employee	$129,356
Pay Ratio	29 to 1

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PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

							Value of Initial Fixed $100 Investment Based On:[4]
Year	Summary Compensation Table Total for Glenn L. Kellow [1] ($)	Compensation Actually Paid to Glenn L. Kellow [1,2,3] ($)	Summary Compensation Table Total for James C. Grech [1] ($)	Compensation Actually Paid to James C. Grech [1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	TSR ($)	Peer Group TSR ($)	Net Income ($)	Adjusted EBITDA[5] ($)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	n/a	n/a	3,811,296	8,016,084	2,172,769	4,353,640	289.69	211.70	1,319,100,000	1,844,700,000
2021	8,753,812	11,945,403	4,239,272	4,777,733	2,195,035	3,284,553	110.42	125.14	371,400,000	916,700,000
2020	6,352,911	(795,179)	n/a	n/a	1,751,662	719,821	26.43	80.70	(1,873,800,000)	258,800,000
_________________________________
(1)Glenn L. Kellow was our PEO from May 2015 to June 2021. James C. Grech was our PEO from June 2021 to present. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022
Mark A. Spurbeck	Mark A. Spurbeck	Mark A. Spurbeck
Darren R. Yeates	Darren R. Yeates	Darren R. Yeates
Marc E. Hathhorn	Marc E. Hathhorn	Marc E. Hathhorn
Kemal Williamson	Scott T. Jarboe	Scott T. Jarboe
Amy B. Schwetz	Kemal Williamson
Charles F. Meintjes
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Glenn L. Kellow ($)	Exclusion of Stock Awards for Glenn L. Kellow ($)	Inclusion of Equity Values for Glenn L. Kellow ($)	Compensation Actually Paid to Glenn L. Kellow ($)
2021	8,753,812	(1,193,696)	4,385,287	11,945,403
2020	6,352,911	(5,209,680)	(1,938,410)	(795,179)

Year	Summary Compensation Table Total for James C. Grech ($)	Exclusion of Stock Awards for James C. Grech ($)	Inclusion of Equity Values for James C. Grech ($)	Compensation Actually Paid to James C. Grech ($)
2022	3,811,296	(734,991)	4,939,779	8,016,084
2021	4,239,272	(1,499,999)	2,038,460	4,777,733

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	2,172,769	(270,632)	2,451,503	4,353,640
2021	2,195,035	(161,265)	1,250,783	3,284,553
2020	1,751,662	(712,037)	(319,805)	719,821

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The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Glenn L. Kellow ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Glenn L. Kellow ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Glenn L. Kellow ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Glenn L. Kellow ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Glenn L. Kellow ($)	Total - Inclusion of Equity Values for Glenn L. Kellow ($)
2021	0	3,185,955	926,250	451,761	(178,679)	4,385,287
2020	581,568	(652,654)	0	(1,867,324)	0	(1,938,410)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for James C. Grech ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for James C. Grech ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for James C. Grech ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for James C. Grech ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for James C. Grech ($)	Total - Inclusion of Equity Values for James C. Grech ($)
2022	1,712,386	2,206,482	0	1,020,912	0	4,939,779
2021	2,038,460	0	0	0	0	2,038,460

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Total - Inclusion of Equity Values for Non-PEO NEOs ($)
2022	630,520	1,788,871	0	32,112	0	2,451,503
2021	552,360	682,434	0	15,989	0	1,250,783
2020	97,128	(122,208)	4,184	(298,909)	0	(319,805)
(4) The Peer Group TSR set forth in this table utilizes a custom group of peer companies, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the custom group of peer companies used in our performance graph, respectively. Historical stock performance is not necessarily indicative of future stock performance. The Custom Composite Index (a peer group comprised of Arch Resources, Inc., Hallador Energy Co., and Warrior Met Coal, Inc.) reflects publicly listed U.S. companies within the coal industry of similar size or product type.
(5)We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2022. We may determine a different financial performance measure to be the most important financial performance measure in future years. Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the nearest GAAP measure in Appendix B to this proxy statement.

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Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid
Versus Peabody TSR
Compensation Actually Paid ($ in Millions)
$14
$12
$10
$8
$6
$4
$2
$0
-$2
Company TSR (FYE 2019 indexed to $100)
$350
$300
$250
$200
$150
$100
$50
$0
-$50
100.00
26.43
0.7
-0.8
11.9
4.8
3.3
110.42
289.69
8.0
4.4
2019
2020
2021
2022
Glenn L. Kellow Compensation Actually Paid
James C. Grech Compensation Actually Paid
Average NEO Compensation Actually Paid
Peabody TSR

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our net income during the three most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid
Versus Peabody Net Income
Compensation Actually Paid ($ in Millions)
$14
$12
$10
$8
$6
$4
$2
$0
-$2
Net Income ($ in Millions)
$1,500
$1,000
$500
$0
-$500
-$1,000
-$1,500
-$2,000
-$2,500
-1,874
0.7
-0.8
11.9
4.8
3.3
371
8.0
4.4
1,319
2020
2021
2022
Glenn L. Kellow Compensation Actually Paid
James C. Grech Compensation Actually Paid
Average NEO Compensation Actually Paid
Peabody Energy Corporation Net Income

Peabody | Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	56

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our Adjusted EBITDA during the three most recently completed fiscal years. This non-GAAP measure is defined and reconciled to the nearest GAAP measure in Appendix B.

PEO and Average NEO Compensation Actually Paid
Versus Peabody Adjusted EBITDA
Compensation Actually Paid ($ in Millions)
$14
$12
$10
$8
$6
$4
$2
$0
-$2
Adjsuted EBITDA ($ in Millions)
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
259
0.7
-0.8
11.9
4.8
3.3
917
1,845
8.0
4.4
2020
2021
2022
Fiscal Year
Glenn L. Kellow Compensation Actually Paid
James C. Grech Compensation Actually Paid
Average NEO Compensation Actually Paid
Adjusted EBITDA

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the peer group, a Custom Composite Index comprised of Arch Resources, Inc., Hallador Energy Co., and Warrior Met Coal, Inc., over the same period.

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Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to Company performance. The measures in this table are not ranked.

Free Cash Flow
Environmental Reclamation
Adjusted EBITDA
TRIFR
Safety & Sustainability MS

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AUDIT COMMITTEE REPORT
Peabody’s management is responsible for preparing financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) and the financial reporting process, including Peabody’s disclosure controls and procedures and internal control over financial reporting. Peabody’s independent registered public accounting firm is responsible for (i) auditing Peabody’s financial statements and expressing an opinion as to their conformity to GAAP and (ii) auditing the effectiveness of Peabody’s internal control over financial reporting and expressing an opinion as to its effectiveness. The Audit Committee of the Board, composed solely of independent directors, meets periodically with management, including the Director, Internal Audit (the employee with primary responsibility for Peabody’s internal audit functions) and others in Peabody, and Peabody’s independent registered public accounting firm to review and oversee matters relating to Peabody’s financial statements, audit services, internal audit activities, disclosure controls and procedures, and internal control over financial reporting and non-audit services provided by the independent accountants.
The Audit Committee has reviewed and discussed with management and Ernst & Young LLP (“EY”), Peabody’s independent registered public accounting firm, Peabody’s audited financial statements for the fiscal year ended December 31, 2022. The Audit Committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), including critical audit matters (CAMs), and the SEC. In addition, the Audit Committee received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, discussed with EY its independence from Peabody and Peabody’s management, and considered whether EY’s provision of non-audit services to Peabody is compatible with maintaining the auditor’s independence.
The Audit Committee conducted its own self-evaluation and evaluation of the services provided by EY during the fiscal year ended December 31, 2022. Based on its evaluation of EY, the Audit Committee reappointed EY as Peabody’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that Peabody’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.
AUDIT COMMITTEE MEMBERS:
NICHOLAS J. CHIREKOS, CHAIR
ANDREA E. BERTONE
WILLIAM H. CHAMPION

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PROPOSAL 2 – ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION
The the Dodd-Frank Act and Section 14A of the Exchange Act require that we permit our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the CD&A, the Summary Compensation Table and accompanying executive compensation tables, and the related narrative disclosure accompanying such information. At our 2018 Annual Meeting, our stockholders approved, on an advisory basis, that an advisory vote on named executive officer compensation should be held annually. Based on such result, our Board determined that the advisory vote on our named executive officers’ compensation will be held every year until the next advisory vote on the frequency of future advisory votes on our named executive officers’ compensation. We expect the next advisory vote to approve our named executive officers’ compensation and the next advisory vote on the frequency of future advisory votes to be held at the 2024 Annual Meeting.
We believe that our compensation programs and policies reflect an overall pay-for-performance culture that is strongly aligned with the interests of our stockholders. We are committed to utilizing a mix of incentive compensation programs that will reward success in achieving Peabody’s financial objectives and growing value for stockholders, and continuing to refine these incentives to maximize Company performance. The Compensation Committee of the Board has overseen the development of a compensation program designed to achieve pay-for-performance and alignment with stockholder interests, as described more fully in the CD&A section above. The compensation program was designed in a manner that we believe is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executives.
Peabody and the Board continually evaluate our compensation policies and practices to ensure they are meeting our objectives and are consistent with corporate governance best practices. As part of that process, the Compensation Committee and the Board consider the results of our stockholder advisory vote on executive compensation. The Compensation Committee will continue to routinely evaluate and, as appropriate, take into account the views of our stockholders to enhance our compensation program.
For the reasons discussed in the CD&A section above, the Board recommends that stockholders vote, on an advisory basis, in favor of the following “Say-on-Pay” resolution:
“Resolved, that the compensation paid to Peabody’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, narrative discussion and any related material disclosed in this Proxy Statement, is hereby approved.”
Because your vote is advisory, it will not be binding upon Peabody, the Board or the Compensation Committee. However, we value the views of our stockholders, and the Compensation Committee expects to continue to take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

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AUDIT FEES
Fees Paid to Independent Registered Public Accounting Firm
Ernst & Young LLP has served as our independent registered public accounting firm since 1991. In approving the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the Audit Committee considered, among other factors:
•Audit approach and supporting tools;
•General technical expertise;
•Audit quality factors, including timing of procedures and engagement team workload and allocation;
•Recent Public Company Accounting Oversight Board (PCAOB) inspection findings and Ernst & Young LLP’s responses thereto;
•Communication and interaction with the Audit Committee and management;
•Independence and commitment to objectivity and professional skepticism;
•Prior year audit performance; and
•The reasonableness and appropriateness of fees.
The following fees were paid to Ernst & Young LLP for services rendered during the fiscal years ended December 31, 2022, and 2021:
•Audit Fees: $3,614,399 (for the fiscal year ended December 31, 2022) and $3,341,860 (for the fiscal year ended December 31, 2021) for fees associated with the annual audit of our consolidated financial statements, including the audit of internal control over financial reporting, the reviews of our Quarterly Reports on Form 10-Q, services provided in connection with statutory and regulatory filings or transactional requirements, assistance with and review of documents filed with the SEC and accounting and financial reporting consultations.
•Audit-Related Fees: $30,619 (for the fiscal year ended December 31, 2022) and $29,219 (for the fiscal year ended December 31, 2021) for assurance-related services for internal control reviews, and other attest services not required by statute.
•Tax Fees: $47,055 (for the fiscal year ended December 31, 2022) and $123,779 (for the fiscal year ended December 31, 2021) for tax compliance, tax advice and tax planning services.
•All Other Fees: $2,000 (for the fiscal year ended December 31, 2022) and $1,030 (for the fiscal year ended December 31, 2021) for fees related to an online research tool.
Under the Board’s established procedures, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to ensure that the provisions of such services do not impair such firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories, including audit services, audit-related services, tax services, and all other permissible services. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee regularly reviews the amount of all billings submitted by the independent registered public accounting firm to ensure their services do not exceed pre-defined limits. The Audit Committee must review and

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approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm.
Under our policy and/or applicable rules and regulations, our independent registered public accounting firm is prohibited from providing the following types of services to us: (1) bookkeeping or other services related to our accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, (9) legal services, (10) expert services unrelated to audit, (11) any services entailing a contingent fee or commission (not including fees awarded by a bankruptcy court) and (12) tax services to any of our officers whose role is in a financial reporting oversight capacity (regardless of whether we or the officer pays the fee for the services).
During the fiscal years ended December 31, 2022, and 2021, all the services described under “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Audit Committee in accordance with the procedures described above.

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AUDIT COMMITTEE CHAIR’S LETTER
Number of meetings in 2022: 8
Membership and Attendance:

Members	Total Meetings Attended in 2022	Attendance Percentage of All Meetings in 2022	Meetings Held While a Committee Member	Attendance Percentage of Meetings Held While a Committee Member
Andrea E. Bertone	8	100%	8	100%
William H. Champion	8	100%	8	100%
Nicholas J. Chirekos (Chair)	8	100%	8	100%
Michael W. Sutherlin	2(1)	20%	2	100%
___________________________________________
(1)Mr. Sutherlin retired from the Board as of May 5, 2022.
Dear Stockholder:

On behalf of the Board, I am pleased to present this year's Audit Committee (the Committee) report. During the year in addition to our regular duties, the Committee focused on the impacts of capital structure initiatives throughout the year and margin requirements related to certain hedging contracts.
Committee Membership

In 2022, we lost the expertise of Mr. Sutherlin as he retired from the Board as of the 2022 Annual Meeting. We thank Mr. Sutherlin for his service and wish him well in his retirement. The membership of the Committee otherwise remained consistent throughout 2022, with all other members of the Committee being reappointed following the annual meeting of stockholders in May 2022.
Annual Report

The judgements and factors that the Committee considered in reviewing the Company’s financial statements are set out in the Audit Committee Report. Based on those reviews, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
Plans for 2023

The Committee is focused on continuing to ensure strong internal controls over financial reporting and monitoring ESG-related requirements, including the Company's plans to adhere to those requirements.
I will be available at the Annual Meeting to answer any questions about our work.

Nicholas J. Chirekos
Audit Committee Chair

March 23, 2023

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PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board’s Audit Committee has appointed Ernst & Young LLP (EY) as Peabody’s independent registered public accounting firm to audit Peabody’s financial statements for the fiscal year ending December 31, 2023. As a matter of good corporate governance, the Audit Committee submits its selection of EY to our stockholders for ratification, and will consider the vote of our stockholders when appointing our independent registered public accounting firm in the future. A representative of EY is expected to attend the 2023 Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if desired.

The Audit Committee considers a number of factors in deciding whether to re-engage EY as the independent registered public accounting firm, including the length of time the firm has served in this role and an assessment of the firm’s professional qualifications and resources. In this regard, the Audit Committee considered that Peabody requires global, standardized and well-coordinated services, not only for audit purposes, but for other non-audit services items, such as valuation support, IT consulting and payroll services. Many of these services are provided to Peabody by other multinational audit and accounting firms. A change in our independent auditor would require us to replace one or more of the multinational service providers that perform non-audit services for us and could significantly disrupt our business due to the loss of cumulative knowledge in the service providers’ areas of expertise.

For additional information regarding Peabody’s relationship with EY, please refer to the “Audit Committee Report” and “Audit Fees” sections above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

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STOCK OWNERSHIP
Security Ownership of Directors and Management and Certain Beneficial Owners
The following table sets forth information as of March 9, 2023, with respect to persons or entities who are known by Peabody to beneficially own more than 5% of our outstanding Common Stock, each current director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.
Beneficial Owners of More Than Five Percent, Directors and Management

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)(4)		Percent of Class (5)
Elliott Investment Management L.P. 360 S Rosemary Ave, 18th Floor West Palm Beach, FL 33401	21,109,807	(6)	14.6%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	11,597,631	(7)	8.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,087,733	(8)	5.6%
Samantha B. Algaze	3,500		*
Andrea E. Bertone	—		*
William H. Champion	—		*
Nicholas J. Chirekos	12,871		*
Stephen E. Gorman	12,871		*
James C. Grech	58,959		*
Marc E. Hathhorn	33,180		*
Scott T. Jarboe	42,499		*
Joe W. Laymon	4,994		*
Robert A. Malone	12,871		*
David J. Miller	3,500		*
Mark A. Spurbeck	38,051		*
Darren R. Yeates	59,167		*
All Directors and Executive Officers as a Group (15 people)	293,233		*
_________________________________
(1)Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. Unless otherwise indicated, persons and entities named in the table have sole voting and dispositive power with respect to all shares beneficially owned.
(2)Generally, excludes restricted stock units and performance share units that remain unvested. Includes restricted stock units and performance share units that will vest and become available within 60 days of March 9, 2023.
(3)Excludes deferred stock units held by our non-employee directors as of March 9, 2023 as follows: Ms. Algaze, 19,996; Ms. Bertone, 25,711; Mr. Champion, 17,662; Mr. Chirekos, 19,996; Mr. Gorman, 19,996; Mr. Laymon, 27,873; Mr. Malone, 19,996; Mr. Miller, 19,996; and all directors as a group, 378,426.
(4)Excludes deferred stock units held by our non-employee directors as of March 9, 2023 as follows: Ms. Algaze, 19,996; Ms. Bertone, 25,711; Mr. Champion, 17,662; Mr. Chirekos, 19,996; Mr. Gorman, 19,996; Mr. Laymon, 27,873; Mr. Malone, 19,996; Mr. Miller, 19,996; and all directors as a group, 378,426.
(5)Applicable percentage ownership is based on 144,712,482 shares of Common Stock outstanding March 9, 2023. An asterisk (*) indicates that the applicable person beneficially owns less than one percent of the outstanding shares. Share ownership requirements for our directors are described on page 27 under the heading "Non-Employee Director

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Share Ownership Requirements" and requirements for our executives are described on page 40 under the heading "Share Ownership Requirements."
(6)This information is based solely on a Schedule 13D/A filed by Elliott Investment Management L.P. (“EIM”), the investment manager of Elliott Associates, L.P. (“Elliott Associates”) and Elliott International, L.P. (“Elliott International” and together with Elliott Associates, the “Elliot Funds”), with the SEC on February 21, 2023 and a Form 4 filed with the SEC by EIM on March 7, 2023, with respect to shares of Common Stock held by the Elliott Funds and/or their respective subsidiaries. According to such Schedule 13D/A, EIM beneficially owns 21,109,807 shares, and has sole voting power and sole dispositive power with respect to such shares.
(7)This information is based solely on a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2023. According to such Schedule 13G, Vanguard beneficially owns 11,597,631 shares, has sole voting power with respect to none of the shares and shared voting power with respect to 83,343 of the shares, and has sole dispositive power with respect to 11,411,176 of the shares and shared dispositive power with respect to 186,455 of such shares.
(8)This information is based solely on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 3, 2023. According to such Schedule 13G, BlackRock beneficially owns 8,087,733 shares, has sole voting power with respect to 7,904,060 of the shares and shared voting power with respect to none of the shares, and has sole dispositive power with respect to 8,087,733 of the shares.

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REVIEW OF RELATED PERSON TRANSACTIONS
Policy for Approval of Related Person Transactions
Under a written policy adopted by the Board, the Nominating and Corporate Governance Committee is responsible for performing a reasonable prior review and approving all transactions between Peabody and certain “related persons,” such as our executive officers, directors, and owners of more than 5% of our voting securities. In reviewing a transaction, the Nominating and Corporate Governance Committee considers the relevant facts and circumstances, including the benefits to us, any impact on director independence, and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) our best interests and the best interests of our stockholders are permitted to be approved. No committee member may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on our website (www.peabodyenergy.com) by clicking on “Investor,” then “Governance Documents,” and then “Related Persons Transaction Policy” and is available in print to any stockholder who requests it. The Board has concluded that there have been no related person transactions or agreements during 2022 and through the date of this Proxy Statement requiring disclosure.

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ADDITIONAL INFORMATION
Communications with the Board
The Board has adopted the following procedures for stockholders and other interested persons to send communications to the Board and/or individual directors (collectively, “Stockholder Communications”).
Stockholders and other interested persons seeking to communicate with the Board and/or individual directors should submit their written communications to the Chair, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chair will forward such Stockholder Communications to each Board member (excluding routine advertisements and business solicitations, as instructed by the Board), and provide a report on the disposition of matters stated in such Stockholder Communications at the next regular meeting of the Board. If a Stockholder Communication (excluding routine advertisements and business solicitations) is addressed to a specific individual director, the Chair will forward that Stockholder Communication to the named director and will discuss with that director whether the full Board and/or one of its committees should address the subject matter.
If a Stockholder Communication raises concerns about management’s or Peabody’s ethical conduct, it should be sent directly to our Chief Administrative Officer at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chief Administrative Officer will review the Stockholder Communication and, if appropriate, forward a copy of it to the Chair of the Audit Committee and, if appropriate, the Chair of the Board, and see that the subject matter is addressed by the appropriate Board committee, management and/or the full Board.
If a stockholder or other interested person seeks to communicate exclusively with our non-management directors, individually or as a group, such Stockholder Communication should be sent directly to the Corporate Secretary, who will forward it directly to the Chair of the Board. The Corporate Secretary will first consult with and receive the approval of the Chair of the Board before disclosing or otherwise discussing the Stockholder Communication with members of management or directors who are members of management.
At the direction of the Board, we reserve the right to screen all materials sent to our directors for potential security risks, harassment, and/or other inappropriate content.
At our 2023 Annual Meeting, stockholders will have an opportunity to pose questions to the directors whether they attend in-person or virtually via the internet.
Process for Stockholder Proposals and Director Nominations
Stockholder Proposals Included in Our Proxy Materials
If you wish to submit a proposal for inclusion in next year’s proxy statement, we must receive the proposal on or before November 24, 2023, which is 120 calendar days prior to the anniversary of the mailing date of this year’s Proxy Statement. Upon timely receipt of any such proposal, we will determine whether to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted, in writing, to the Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.
Director Nominations (including Proxy Access) and Other Matters to be Brought Before the 2024 Annual Meeting of Stockholders
Under our bylaws, the following process applies if you wish to nominate a director or bring other business before the stockholders at the 2024 annual meeting of stockholders without having your proposal included in next year’s proxy statement.
•You must notify the Corporate Secretary in writing at our principal executive offices between January 5, 2024, and February 4, 2024; however, if we advance the date of the meeting by more than 20 days or delay the date by more than 70 days, from May 4, 2024, then such notice must be received no earlier than 120 days before the date of the annual meeting and not later than the close of business on the later of the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

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•Your notice must contain the specific information required by our bylaws regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters. Our proxy access bylaw, discussed below, has additional requirements for nominees submitted through the proxy access process. The proxy access provisions permit a stockholder, or group of not more than 20 stockholders, meeting specified eligibility requirements to include director nominees in our proxy materials for annual meetings. In order to be eligible to use the proxy access provisions, eligible stockholders, among other requirements, must have owned 3% or more of our outstanding Common Stock continuously for at least three years. The maximum number of stockholder-nominated candidates under the proxy access provisions of our bylaws is equal to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors on our Board as of the last day on which a proxy access notice may be delivered. The submission process described above applies to nominees submitted through this proxy access process.

In addition to the above requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Peabody’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 5, 2024.

You can obtain a copy of our bylaws, without charge, by writing to the Corporate Secretary at the address shown above or by accessing our website (www.peabodyenergy.com) and clicking on “Investor,” and then “Governance Documents.” Information on our website is not considered part of this Proxy Statement. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority.
Householding of Proxies
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements, and notices of internet availability with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement and/or notices of internet availability addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports, proxy statements, and notices of internet availability, delivering a single annual report, proxy statement, and notice of internet availability to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.
Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, and/or notice of internet availability in the future, please notify your broker if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report, proxy statement, and/or notice of internet availability, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares.
At any time, you may request a separate copy of our annual report or proxy statement by sending a written request to the Corporate Secretary at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 or by calling (314) 342-3400.
Additional Filings
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are available without charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed at our website (www.peabodyenergy.com) by clicking on “Investor,” and then “SEC Filings.” Information on our website is not considered part of this Proxy Statement.
In accordance with SEC rules, the information contained in the Report of the Audit Committee and the Report of the Compensation Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or

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subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
Costs of Solicitation
The accompanying proxy is being solicited by and on behalf of the Board. Peabody is paying the cost of preparing, printing, and mailing these proxy materials. We have engaged Morrow Sodali to assist in distributing proxy materials, soliciting proxies, and in performing other proxy solicitation services for a fee of $20,000 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by our regular employees without additional compensation as well as by employees of Morrow Sodali. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

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OTHER BUSINESS
The Board is not aware of any matters requiring stockholder action to be presented at the 2023 Annual Meeting other than those stated in the 2023 Notice of Annual Meeting. Should other matters be properly introduced at the 2023 Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.
We will provide to any stockholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC. Any such request should be directed to Investor Relations, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.
By Order of the Board of Directors,
SCOTT T. JARBOE
Chief Administrative Officer and Corporate Secretary

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APPENDIX A: QUESTIONS AND ANSWERS
Q:    Why did I receive a notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?
A:    In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this Proxy Statement and the Peabody Energy Corporation 2022 Annual Report on Form 10-K, by providing access to them via the internet. We believe this allows us to provide our stockholders with the information they need, while reducing delivery costs and the environmental impact of our 2023 Annual Meeting.
Some stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed which tells them how to access and review all the proxy materials on the internet. The Notice also provides information about how to submit a proxy on the internet or by telephone. If you received a Notice and would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting them in the Notice.
Q:    Why am I receiving these materials?
A:    We are providing these proxy materials to you on the internet or delivering printed versions of these materials to you by mail in connection with our solicitation of proxies to be voted at our 2023 Annual Meeting, which will take place on May 4, 2023. These materials were first made available on the internet or mailed to stockholders on or about March 23, 2023. You are invited to attend the 2023 Annual Meeting in person or virtually via the internet and requested to vote on the items described in this Proxy Statement.
Q:    What is included in these materials?
A:    These materials include:
•Our Proxy Statement for the 2023 Annual Meeting; and
•Our 2022 Annual Report on Form 10-K, which includes our audited consolidated financial statements.
If you received printed versions of these materials, they also include the proxy card/voting instruction form for the 2023 Annual Meeting.
Q:    What am I being asked to vote on?
A:    You are being asked to vote on the following proposals:
•Election of Samantha B. Algaze, Andrea E. Bertone, William H. Champion, Nicholas J. Chirekos, Stephen E. Gorman, James C. Grech, Joe W. Laymon, Bob Malone, and David J. Miller as directors for a one-year term;
•Approval, on an advisory basis, of our named executive officers’ compensation;
•Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023; and
•Any other matter properly introduced at the 2023 Annual Meeting.
Q:    What are the Board’s voting recommendations?
A:    The Board recommends the following votes:
•FOR the election of Samantha B. Algaze, Andrea E. Bertone, William H. Champion, Nicholas J. Chirekos, Stephen E. Gorman, James C. Grech, Joe W. Laymon, Bob Malone, and David J. Miller as directors for a one-year term (Proposal 1);

Peabody | Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	72

•FOR the approval, on an advisory basis, of our named executive officers’ compensation (Proposal 2); and
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023 (Proposal 3).
Q:    Will any other matters be voted on?
A:    We are not aware of any other matters that will be brought before the stockholders for a vote at the 2023 Annual Meeting. If any other matter is properly brought before the 2023 Annual Meeting, your proxy will authorize each of Stephen E. Gorman and Scott T. Jarboe to vote on such matters in his or her discretion.
Q:    How do I vote?
A:    If you are a stockholder of record as of the record date you may vote using any of the following methods:
•Via the internet, by visiting the website “www.proxyvote.com” and following the instructions for internet voting on your Notice or proxy card/voting instruction form;
•By dialing 1-800-690-6903 and following the instructions for telephone voting on your Notice or proxy card/voting instruction form;
•If you received your proxy materials by mail, by completing and mailing your proxy card/voting instruction form; or
•By casting your vote in person at the 2023 Annual Meeting.
If you vote over the internet, you may incur costs such as telephone and internet access charges for which you will be responsible. The telephone and internet voting facilities for the stockholders of record of all shares will close at 10:59 p.m. Central Time on May 3, 2023. The internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.
If you vote by internet or telephone, or return your signed proxy card/voting instruction form, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a matter, your shares will be voted for all matters in accordance with the Board’s voting recommendations.
If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may submit voting instructions by internet or telephone or, if you received your proxy materials by mail, you may complete and mail a proxy card/voting instruction form to your broker or nominee. If you provide specific voting instructions by telephone, internet or mail, your broker or nominee will vote your shares as you have directed. Ballots will be provided during the 2023 Annual Meeting to anyone who wants to vote in person at the 2023 Annual Meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker or nominee to vote in person at the 2023 Annual Meeting.
Q:    Can I change my vote?
A:    Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before the 2023 Annual Meeting by:
•Submitting a valid, later-dated proxy card/voting instruction form;
•Submitting a valid, subsequent vote by telephone or the internet at any time prior to 10:59 p.m. Central Time on May 3, 2023;
•Notifying our Corporate Secretary in writing that you have revoked your proxy; or
•Completing a written ballot at the 2023 Annual Meeting.

Peabody | Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	73

If your shares are held in a brokerage account in your broker’s or nominee’s name, you should follow the instructions for changing or revoking your vote provided by your broker or nominee.
Q:    Is my vote confidential?
A:    Yes. All proxies, ballots, and vote tabulations that identify how individual stockholders voted will be kept confidential and not be disclosed to our directors, officers, or employees, except in limited circumstances, including:
•When disclosure is required by law;
•During any contested solicitation of proxies; or
•When written comments by a stockholder appear on a proxy card/voting instruction form or other voting material.
Q:    What will happen if I do not instruct my broker how to vote?
A:    If your shares are held in street name and you do not instruct your broker how to vote, one of two things can happen depending on the type of proposal. Under NYSE rules, brokers have discretionary power to vote your shares on “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. We believe the only proposal that will be considered routine under NYSE rules is Proposal 3, which means your broker may vote your shares in its discretion on that item if you have not provided instructions. This is known as “broker discretionary voting.”
The election of directors (Proposal 1) and approval, on an advisory basis, of our Named Executive Officers’ compensation (Proposal 2) are considered non-routine matters. Accordingly, your broker may not vote your shares with respect to these items if you have not provided instructions. This will result in a “broker non-vote.”
We strongly encourage you to submit your proxy and exercise your right to vote as a stockholder.
Q:    How many shares must be present to hold the 2023 Annual Meeting?
A:    Holders of record of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the 2023 Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “Withheld” votes and broker non-votes also will be counted in determining whether a quorum exists.
Q:    What vote is required to approve the proposals?
A:    In the election of directors (Proposal 1), the number of shares voted “For” a nominee must exceed 50% of the number of votes cast with respect to such nominee’s election for such nominee to be elected. Votes cast exclude abstentions and broker non-votes. If the number of shares voted “For” a nominee does not exceed 50% of the number of votes cast with respect to such nominee’s election, our Corporate Governance Guidelines require that such nominee promptly tender his or her resignation to the Chair of the Board following certification of the stockholder vote. The proposals to approve, on an advisory basis, our Named Executive Officers’ compensation (Proposal 2) and to ratify the appointment of Ernst & Young LLP (Proposal 3), will require approval by the holders of a majority of the shares present in person or by proxy at the 2023 Annual Meeting and entitled to vote. Abstentions will count as a vote against these proposals, and broker non-votes, if any, will have no effect on these proposals. Votes will be tabulated by the independent inspector of election appointed for the 2023 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.
Q:    What does it mean if I receive more than one Notice or proxy card or voting instruction form?
A:    It means your shares are registered differently or are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all your shares.

Peabody | Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	74

Q:    Who may attend the 2023 Annual Meeting?
A:    All our stockholders as of the close of business on March 9, 2023 may attend the 2023 Annual Meeting.
Q:    What do I need to do to attend the 2023 Annual Meeting?
A:    An admission card or other proof of ownership, together with valid government-issued photo identification such as a driver’s license or passport, are required to attend the 2023 Annual Meeting. The registration desk will open at 8:30 a.m. Central Time on the day of the meeting, and the meeting will begin at 9:00 a.m. Central Time. Please note that seating in the meeting room is limited and stockholders may be required to view the meeting from a secondary room.
If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the 2023 Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement with you to the 2023 Annual Meeting. We can use that to verify your share ownership and admit you to the meeting; however, you will not be able to vote your shares at the 2023 Annual Meeting without a confirmation of beneficial ownership.
For safety reasons, we will not allow anyone to bring large bags, briefcases, packages, or other similar items into the meeting or secondary rooms, or to record or photograph the meeting.
Stockholders can participate in the virtual annual meeting at www.virtualshareholdermeeting.com/BTU2023 by entering the control number found on the proxy card. Further details on how to participate in the virtual meeting are available on proxyvote.com.
Q:    Why are you holding a virtual annual meeting in addition to an in-person meeting?
A:    The 2023 Annual Meeting will be held in a virtual meeting format in addition to the in-person format. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation, and communication. For example, the virtual format allows stockholders to communicate with us during the 2023 Annual Meeting so they can ask questions of the Board or management. During the live Q&A session of the 2023 Annual Meeting, we may answer questions as they come in, to the extent relevant to the business of the 2023 Annual Meeting, as time permits.
Q:    Do I need to preregister in order to attend the in-person meeting?
A:    In order to ensure that we have ample space at the in-person meeting, we ask that stockholders or their legal proxy holders who wish to attend the 2023 Annual Meeting preregister with Peabody’s Investor Relations Department by sending an email to IR@PeabodyEnergy.com no later than 5:00 p.m. Central Time on Friday, April 28, 2023. If you have questions about the admission process, you may call 314-342-7900.
Your request must include your name, email address, mailing address, telephone number (in case we need to contact you regarding your request), and one of the following:
•If you are a stockholder of record (i.e., you hold your shares through Peabody’s transfer agent, American Stock Transfer & Trust Company LLC (AST)), your request must include one of the following items: (i) a copy of your proxy card delivered as part of your proxy materials, (ii) a copy of your AST account statement indicating your ownership of Peabody common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.
•If you are a street name stockholder (i.e., you hold your shares through an intermediary, such as a bank or broker), your request must include one of the following items: (i) a copy of your voting instruction form provided by your broker or other holder of record as part of your proxy materials, (ii) a copy of a recent bank or brokerage statement indicating your ownership of Peabody common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.
•If you are not a stockholder, but are attending as proxy for a stockholder, your request must include a valid legal proxy. If you plan to attend as proxy for a street name stockholder, you must present a valid

Peabody | Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	75

legal proxy from the stockholder of record (i.e., the bank, broker, or other holder of record) to the street name stockholder that is assignable and a valid legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.
Q:    Where can I find the voting results of the 2023 Annual Meeting?
A:    We plan to announce preliminary voting results at the 2023 Annual Meeting and to publish final results in a Current Report on Form 8-K filed with the SEC within four business days after the 2023 Annual Meeting.

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APPENDIX B: RECONCILIATION OF CERTAIN NON-GAAP MEASURES

	Year Ended Dec. 31, 2022	Quarter Ended Dec. 31, 2022	Quarter Ended Sept. 30, 2022	Quarter Ended Jun. 30, 2022	Quarter Ended Mar. 31, 2022	Year Ended Dec. 31, 2021	Quarter Ended Dec. 31, 2021	Quarter Ended Sept. 30, 2021	Quarter Ended Jun. 30, 2021	Quarter Ended Mar. 31, 2021	Year Ended Dec. 31, 2020	Quarter Ended Dec. 31, 2020	Quarter Ended Sept. 30, 2020	Quarter Ended Jun. 30. 2020	Quarter Ended Mar. 31, 2020
	(In Millions)
Reconciliation of Non-GAAP Financial Measures
Income (Loss) from Continuing Operations, Net of Income Taxes	$ 1,317.4					$ 347.4					$ (1859.8)
Depreciation, Depletion and Amortization	317.6					308.7					346.0
Asset Retirement Obligation Expenses	49.4					44.7					45.7
Restructuring Charges	2.9					8.3					37.9
Transaction Costs Related to Joint Ventures	–					–					23.1
Asset Impairment	11.2					–					1,487.4
Changes in Deferred Tax Asset Valuation Allowance and Reserves and Amortization of Basis Difference Related to Equity Affiliates	(2.3)					(33.8)					30.9

Interest Expense	140.3					183.4					139.8
Net Loss (Gain) on Early Debt Extinguishment	57.9					(33.2)					-
Interest Income	(18.4)					(6.5)					(9.4)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	(27.8)					(43.4)					(5.1)
Unrealized Losses on Derivative Contracts Related to Forecasted Sales	35.8					115.1					29.6
Unrealized Losses (Gains) on Foreign Currency Option Contracts	2.3					7.5					(7.1)
Take-or-Pay Contract-Based Intangible Recognition	(2.8)					(4.3)					(8.2)
Income Tax (Benefit) Provision	(38.8)					22.8					8.0
Adjusted EBITDA (1)	$ 1,844.7					$ 916.7					$ 258.8
Pricing Collar Adjustment to STIP Performance Metric (2)	(1,096.0)
Fuel Pricing/AUD Collar Adjustment to STIP Performance Metric (2)	36.0
Adjusted EBITDA-STIP (3) (Actual Results)	$ 784.7
Adjustments to STIP Performance Metric (2)	256.3
Adjusted EBITDA-STIP (3) (Adjusted Results)	$ 1,041.0

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	Year Ended Dec. 31, 2022	Quarter Ended Dec. 31, 2022	Quarter Ended Sept. 30, 2022	Quarter Ended Jun. 30, 2022	Quarter Ended Mar. 31, 2022	Year Ended Dec. 31, 2021	Quarter Ended Dec. 31, 2021	Quarter Ended Sept. 30, 2021	Quarter Ended Jun. 30, 2021	Quarter Ended Mar. 31, 2021	Year Ended Dec. 31, 2020	Quarter Ended Dec. 31, 2020	Quarter Ended Sept. 30, 2020	Quarter Ended Jun. 30. 2020	Quarter Ended Mar. 31, 2020
	(In Millions)
Net Cash Provided By (Used In) Operating Activities	$ 1,173.6					$ 420.0					$ (9.7)
Net Cash Used In Investing Activities	(28.7)					(131.5)					(206.7)
Free Cash Flow (4)	$ 1,144.9					$ 288.5					$ (216.4)
Adjustment to LTIP Performance Metric (2)	93.0
Free Cash Flow-LTIP (5) (2022 Performance-Based Cash Award)	$ 1,237.9

Net Cash Provided By Operating Activities	$ 1,173.6					$ 420.0
Net Cash Used In Investing Activities	(28.7)					(131.5)
Free Cash Flow (4)	$ 1,144.9					$ 288.5
Adjustment to LTIP Performance Metric (2)	125.0					120.6
Free Cash Flow-LTIP (5) (2021 Performance-Based Cash Award)	$ 1,269.9					$ 409.1
Free Cash Flow-LTIP (5) (2021 Performance-Based Cash Award - Two Year Period)	$ 1,679.0

Income (Loss) from Continuing Operations, Net of Income Taxes	$ 1,317.4					$ 347.4					$ (1,859.8)
Interest Expense	140.3					183.4					139.8
Net Loss (Gain) on Early Debt Extinguishment	57.9					(33.2)					–
Interest Income	(18.4)					(6.5)					(9.4)
Net Periodic Benefit Credit, Excluding Service Cost	(49.0)					(38.3)					(1.8)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	(27.8)					(43.4)					(5.1)
Income Tax (Benefit) Provision	(38.8)					22.8					8.0
Annual Operating Profit (6)	$ 1,381.6					$ 432.2					$ (1728.3)
Sales Contract Amortization (2)	(1.9)					(0.2)					4.2
Restructuring Charges (2)	2.9					8.3					37.9
Net Impact of Asset Impairment (2)	–					–					1,431.9
Net Impact of Unrealized Mark-to-Market Charges (2)	35.8					115.1					–
Income Tax (Payments) Refunds, Net (2)	(36.6)					(11.6)					39.9
Net Operating Profit After Tax (7)	$ 1,381.8					$ 543.8					$ (214.4)

Cash and Cash Equivalents		$ 1,307.3	$ 1,354.5	$ 1,120.7	$ 823.3		$ 954.3	$ 587.0	$ 548.3	$ 580.2		$ 709.2	$ 814.6	$ 848.5	$ 682.5
Cumulative Cash Margin Impacts (2)		125.4	335.8	414.1	351.6		120.6	230.1	36.9	10.6		–	–	–	–
Available Liquidity Under Letter of Credit Facility (2)		3.5	3.8	–	16.6		15.3	15.8	15.5	22.8		–	–	–	–
Available Liquidity Under Revolving Credit Facility and Accounts Receivable Securitization Program (2)		7.0	10.9	13.5	1.6		26.3	12.6	0.3	0.8		19.5	45.5	77.6	505.2
Less: Minimum Liquidity Required (2)		(800.0)	(800.0)	(800.0)	(800.0)		(800.0)	(800.0)	(800.0)	(800.0)		(800.0)	(800.0)	(800.0)	(800.0)
Excess Cash (8)		$ 643.2	$ 905.0	$ 748.3	$ 393.1		$ 316.5	$ 45.5	$ (199)	$ (185.6)		$ (71.3)	$ 60.1	$ 126.1	$ 387.7

Peabody | Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	78

	Year Ended Dec. 31, 2022	Quarter Ended Dec. 31, 2022	Quarter Ended Sept. 30, 2022	Quarter Ended Jun. 30, 2022	Quarter Ended Mar. 31, 2022	Year Ended Dec. 31, 2021	Quarter Ended Dec. 31, 2021	Quarter Ended Sept. 30, 2021	Quarter Ended Jun. 30, 2021	Quarter Ended Mar. 31, 2021	Year Ended Dec. 31, 2020	Quarter Ended Dec. 31, 2020	Quarter Ended Sept. 30, 2020	Quarter Ended Jun. 30. 2020	Quarter Ended Mar. 31, 2020
	(In Millions)
Current Portion of Long-Term Debt		$ 13.2	$ 546.9	$ 177.7	$ 19.1		$ 59.6	$ 59.5	$ 94.0	$ 69.4		$ 44.9	$ 1,600.1	$ 10.9	$ 12.6
Long-Term Debt, Less Current Portion		320.6	322.3	869.2	1,079.0		1,078.2	1,268.7	1,324.1	1,411.3		1,502.9	-	1,597.0	1,294.3
Total Stockholders' Equity		3,294.8	2,661.2	2,293.4	1,896.9		1,820.8	1,042.3	951.8	891.5		981.3	1,100.8	989.3	2,533.3
Cumulative Net Impact of Asset Impairment (2)		–	–	–	–		–	–	–	–		1,702.1	1,658.9	1,685.0	268.6
Cumulative Impact of Unrealized Mark-to-Market Charges (2)		35.8	235.1	325.5	301.0		115.1	264.0	25.6	1.9		–	–	–	–
Less: Excess Cash (2)		(643.2)	(905.0)	(748.3)	(393.1)		(316.5)	(45.5)	–	–		–	(60.1)	(126.1)	(387.7)
Invested Capital (9)		$ 3,021.2	$ 2,860.5	$ 2,917.5	$ 2,902.9		$ 2,757.2	$ 2,589.0	$ 2,395.5	$ 2,374.1		$ 4,231.2	$ 4,299.7	$ 4,156.1	$ 3,721.1

Calculation of Non-GAAP Financial Measures
Average Invested Capital (10)	$ 2,925.5					$ 2,529.0					$ 4,102.0
ROIC (11)	47.2%					21.5%					-5.2%
ROIC (11) - 2020-2022 Average	21.2%
Note: Adjusted EBITDA; Adjusted EBITDA-STIP; Free Cash Flow; Free Cash Flow-LTIP; Annual Operating Profit; Net Operating Profit After Tax; Excess Cash; Invested Capital; Average Invested Capital; and ROIC are non-GAAP financial measures. Management believes that non-GAAP performance measures are used by investors to measure our operating performance. These measures are not intended to serve as alternatives to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.
(1)Adjusted EBITDA is defined as income (loss) from continuing operations before deducting net interest expense; income taxes; asset retirement obligation expenses; and depreciation, depletion and amortization. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing each of our segment's operating performance, as displayed in the reconciliation above. Adjusted EBITDA is used by management as the primary metric to measure each of our segment's operating performance and allocate resources.
(2)    Item impacting STIP/LTIP performance metric, as described within the Proxy Statement under "Compensation Discussion and Analysis."
(3)     Adjusted EBITDA-STIP is equal to Adjusted EBITDA further adjusted for certain items which impact the STIP performance metric.
(4)     Free Cash Flow is defined as net cash provided by (used in) operating activities less net cash used in investing activities and excludes cash outflows related to business combinations. Free Cash Flow is used by management as a measure of our financial performance and our ability to generate excess cash flow from our business operations.
(5)     Free Cash Flow-LTIP is equal to Free Cash Flow further adjusted for certain items which impact the LTIP performance metric.
(6)     Annual Operating Profit is defined as income (loss) from continuing operations before deducting net interest expense; income taxes; net periodic benefit credit, excluding service cost; and net mark-to-market adjustment on actuarially determined liabilities. Annual Operating Profit is used by management as a measure of our financial performance.
(7)     Net Operating Profit After Tax is equal to Annual Operating Profit further adjusted for certain items which impact the LTIP performance metric.
(8)     Excess Cash is Peabody's unrestricted cash and cash equivalents and available liquidity, minus Peabody's targeted liquidity level.

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(9)     Invested Capital is the sum of Peabody's total debt and stockholders' equity, minus Excess Cash and further adjustments for certain items which impact the LTIP performance metric.
(10)     Average Invested Capital is the four-quarter average of Invested Capital.
(11)     ROIC is Net Operating Profit After Tax divided by Average Invested Capital.

Peabody | Notice of 2023 Annual Meeting of Stockholders and Proxy Statement	80

Peabody

PEABODY ENERGY CORPORATION
701 MARKET STREET
SAINT LOUIS, MO 63101-1830

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 3, 2023. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BTU2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 3, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V02036-P83266 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PEABODY ENERGY CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Elect nine directors for a one-year term

Nominees:	**For**	**Against**	**Abstain**
1a. Bob Malone	☐	☐	☐
1b. Samantha B. Algaze	☐	☐	☐
1c. Andrea E. Bertone	☐	☐	☐
1d. William H. Champion	☐	☐	☐
1e. Nicholas J. Chirekos	☐	☐	☐
1f. Stephen E. Gorman	☐	☐	☐
1g. James C. Grech	☐	☐	☐
1h. Joe W. Laymon	☐	☐	☐
1i. David J. Miller	☐	☐	☐

	For	**Against**	**Abstain**
The Board of Directors recommends you vote FOR proposal 2.			
2. Approve, on an advisory basis, our named executive officers' compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 3.			
3. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be held on May 4, 2023:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V02037-P83266

PEABODY ENERGY CORPORATION
Annual Meeting of Stockholders
May 4, 2023 at 9:00 a.m. Central Time
This Proxy Is Solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stephen E. Gorman and Scott T. Jarboe, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Peabody Energy Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on May 4, 2023, at Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101, virtually via the Internet at www.virtualshareholdermeeting.com/BTU2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side